UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

AK STEEL HOLDING CORPORATION

703 Curtis Street

Middletown, Ohio 45043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of AK Steel Holding Corporation (the “Company”) will be held at the Four Seasons Hotel, located at 120 East Delaware Place, Chicago, Illinois 60611, on Tuesday, May 17, 2005, at 1:30 p.m. Central Daylight Saving Time, for the following purposes:

1.	To elect nine directors of the Company;

2.	To approve the amendment and restatement of the Company’s Stock Incentive Plan;

3.	To approve the amendment and restatement of the Company’s Long-Term Performance Plan; and

4.	To transact such other business as properly may come before the meeting.

The Board of Directors has fixed March 25, 2005, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

By order of the Board of Directors,
DAVID C. HORN
Secretary

Middletown, Ohio

April 22, 2005

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FURNISHING WRITTEN NOTICE TO THAT EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

AK STEEL HOLDING CORPORATION

703 Curtis Street

Middletown, Ohio 45043

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 17, 2005 and at any and all adjournments thereof.

At the meeting, the Company’s stockholders will vote for the election of nine directors. In addition, stockholders will consider and act upon management proposals (i) to approve the amendment to and restatement of the Company’s Stock Incentive Plan and (ii) to approve the amendment to and restatement of the Company’s Long-Term Performance Plan. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting is required for election as a director. All other matters require the favorable vote of a majority of the shares voted at the meeting in person or by proxy for approval. Each share represented by a duly executed proxy received by the Company prior to the meeting will be voted in accordance with the choices specified therein by the stockholder. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board of Directors. A valid proxy card also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at the Annual Meeting. If you indicate on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are not counted in determining the number of shares voted for or against any nominee for Director or any management or shareholder proposal, but will be counted to determine whether there is a quorum present. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

If your shares are held through a broker or other nominee, and you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, the nominee has discretion to vote those shares on matters that the New York Stock Exchange (the “NYSE”) has determined are routine. However, a nominee cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.” Broker non-votes are counted in determining whether a quorum is present.

The Board of Directors has fixed the close of business on March 25, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, there were issued and outstanding 109,765,466 shares of common stock, which is the only class of stock outstanding. Holders of common stock are entitled to one vote for each share held on all matters that properly may come before the meeting.

ELECTION OF DIRECTORS

In accordance with the Company’s by-laws, the Board of Directors has fixed the number of directors at nine, effective as of the date of the forthcoming Annual Meeting. All nine incumbent directors will stand for election at the Annual Meeting. If elected, each of the nominees will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting and until his or her successor is duly elected and qualifies. If any nominee is unable to serve, or determines, prior to his or her election, that he or she will be unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

Set forth below is information with respect to the nine nominees for election as directors, each of whom currently is serving as a director of the Company.

Richard A. Abdoo

Mr. Abdoo, age 61, a director of the Company since April 19, 2001, retired as Chairman and Chief Executive Officer of Wisconsin Energy Corporation on April 30, 2004, having served in those positions since May 1, 1991. He is also a director of Marshall & Ilsey Corporation and Catalytica Energy Systems Corporation. He is a member of the American Economic Association and is a registered professional engineer in various states.

Donald V. Fites

Mr. Fites, age 71, a director of the Company since January 1, 2000, was the Chairman and Chief Executive Officer of Caterpillar Inc. from June 1990 until his retirement in February 1999. He currently serves as a director of Georgia-Pacific Corporation, Oshkosh Truck Corporation, Unitrin, Inc. and Wolverine World Wide, Inc. Mr. Fites also is past chairman of the National Advisory Board of The Salvation Army, a trustee of The Carnegie Endowment for International Peace, a director of Valparaiso University, a member of the board of advisors of Thayer Capital Partners and a member of The Business Council.

Dr. Bonnie G. Hill

Dr. Hill, age 63, a director of the Company since April 7, 1994, is President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues. From February 1997 to July 2001 she was President and Chief Executive Officer of The Times Mirror Foundation, Vice President of The Times Mirror Company, and, from August 1998 to July 2001, Senior Vice President Communications and Public Affairs for the Los Angeles Times. Prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia. She is also a director of Hershey Foods Corporation, The Home Depot, Inc., Albertson’s, Inc., YumBrands, Inc. and California Water Service Group, and serves on the boards of Goodwill of Greater Los Angeles, the Los Angeles Urban League and the Police Assessment Resource Center.

Robert H. Jenkins

Mr. Jenkins, age 62, a director of the Company since January 24, 1996, has served as its non-executive Chairman of the Board since October 16, 2003. Mr. Jenkins served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999. For more than five years prior thereto, Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions. Mr. Jenkins also is a director of Clarcor Inc., Sentry Insurance, Solutia, Inc. and Jason, Inc.

Lawrence A. Leser

Mr. Leser, age 69, a director of the Company since May 17, 1995, retired as Chairman of The E.W. Scripps Company in May 1999, having also served as its Chief Executive Officer from July 1985 until May 1996. Mr. Leser also serves as a director of Union Central Life Insurance Company and is a Trustee of Xavier University.

Daniel J. Meyer

Mr. Meyer, age 68, a director of the Company since January 1, 2000, retired as Chairman and Chief Executive Officer of Milacron Inc. in May 2001. He also serves as a director of Hubbell Inc. and Cincinnati Bell Inc.

Shirley D. Peterson

Ms. Peterson, age 63, a director of the Company since January 13, 2004, was President of Hood College, an independent liberal arts college in Frederick, Maryland, from 1995 until 2000. She has been an independent trustee of the Scudder Mutual Funds since 1995. She serves as a director of Federal Mogul Corporation, Goodyear Tire & Rubber Company, Champion Enterprises, Inc. and Wolverine World Wide, Inc. and is a trustee of Bryn Mawr College. From 1989-93, she served in the U.S. government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of Internal Revenue. She also was a partner in the law firm of Steptoe & Johnson, where she spent a total of 22 years from 1969-89 and 1993-94.

Dr. James A. Thomson

Dr. Thomson, age 60, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The RAND Corporation, having served in that capacity since August 1989. He also serves as a director of Encysive Pharmaceuticals Inc.

James L. Wainscott

Mr. Wainscott, age 48, has served as President and Chief Executive Officer and a director of the Company since October 16, 2003. Mr. Wainscott served as the Company’s Chief Financial Officer from July 1998 until October 2003 and as Treasurer from April 1995 until April 2001. He was elected Senior Vice President in January 2000, having previously served as Vice President from April 1995 until that date. He also serves on the Board of the American Iron and Steel Institute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Public and Environmental Issues Committee. Mr. Jenkins, in his capacity as non-executive Chairman of the Board, serves as a non-voting, ex-officio member of each of these Committees.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including: (i) overseeing the integrity of the Company’s financial statements; (ii) monitoring compliance with legal and regulatory requirements; (iii) assessing the independent auditor’s qualifications and independence; and (iv) assessing the performance of the independent auditors and internal audit function. In fulfilling these responsibilities, the Audit Committee selects and appoints the firm of certified public accountants that will serve as the independent auditors of the Company’s annual financial statements. The Committee also meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, the Company’s critical accounting policies and estimates and the recommendations of the independent accountants regarding the Company’s internal accounting systems and controls. During 2004, the Committee consisted of Messrs. Leser (Chair) and Meyer, Ms. Peterson and Dr. Thomson. A report of the Audit Committee is set forth on page 24. In March 2005, the Board of Directors determined that all of the Committee members are financially literate and each of Messrs. Leser and Meyer is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee meet the requirements of the NYSE Rules 303A.06 and 303A.07 and Rule 10A-3 under the Exchange Act.

Compensation Committee

The primary purpose of the Compensation Committee is to assist the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and approving the compensation of the Company’s Chief Executive Officer; (ii) reviewing and approving compensation levels for the Company’s other executive officers; (iii) reviewing and approving management incentive compensation policies and programs; (iv) reviewing and approving equity compensation programs for employees; and (v) producing an annual report on executive compensation for inclusion in the proxy statement. During 2004, the members of the Committee were Messrs. Abdoo (Chair), Leser and Fites and Dr. Hill. A report of the Compensation Committee is set forth beginning on page 16. All members of the Compensation Committee are “outside directors” as that term is defined by the Internal Revenue Code of 1986, as amended (the “Code”) at Section 162(m).

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee is to assist the Board in: (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies; (ii) overseeing the Company’s policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; (iii) developing, recommending to the Board and overseeing implementation of the Company’s Corporate Governance Guidelines; and (iv) reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary. During 2004, the members of the Committee were Messrs. Fites (Chair) and Abdoo and Ms. Peterson.

In fulfilling its responsibility of identifying, screening and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors. After the Committee’s deliberations are completed, it reports its findings and recommendations to the Board. The Board then proposes a slate of nominees to the stockholders for election to the Board.

In addition to meeting independence requirements, nominees for the Board must not have reached their 72nd birthday at the time of their election. Nominees are selected on the basis of the following principal criteria: personal qualities and characteristics, such as judgment, integrity, reputation in the business community, and record of public service; business and/or professional expertise, experience and accomplishments; ability and willingness to devote sufficient time to the affairs of the Board and of the Company; diversity of viewpoints, backgrounds and experience from those of other nominees; the needs of the Company at the time of nomination to the Board; and the likely integration of a particular candidate’s skills and personality with those of other nominees in building a Board that will be effective and responsive to the needs of the Company.

The Nominating and Governance Committee will give appropriate consideration to candidates for Board membership nominated by shareholders in accordance with the Company’s by-laws, or as otherwise recommended and will evaluate such candidates in the same manner as other candidates identified to the Committee. Any such recommendations may be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043 and should contain whatever supporting material the shareholder considers appropriate. The Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s by-laws relating to shareholder nominations as described below in “Stockholder Proposals for the 2006 Annual Meeting and Nominations of Directors.” No such nominee was recommended by any security holder or security holder group for election at the 2005 Annual Meeting.

Public and Environmental Issues Committee

The primary purpose of the Public and Environmental Issues Committee is to review on behalf of the Board, and to advise management, with respect to significant public policy, environmental, legal, health and safety, and trade issues pertinent to the Company and its policies. During 2004, the Committee consisted of Drs. Thomson (Chair) and Hill and Mr. Meyer.

Attendance at Meetings

During 2004, there were seven regular meetings and four telephonic meetings of the Board of Directors. There were nine meetings of the Compensation Committee, eight meetings of the Audit Committee, five meetings of the Nominating and Governance Committee and three meetings of the Public and Environmental Issues Committee. The Company does not have a formal written policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend the Annual Meeting. Six directors were in attendance at the 2004 Annual Meeting, four in person and two telephonically. Each director is expected to make a diligent effort to attend all Board meetings and meetings of those committees of which he or she is a member. During 2004, each director attended at least 75% of the meetings of the Board and those committees of which he or she was a member.

Compensation of Directors

In 2004, the Nominating and Governance Committee reviewed with the assistance of an independent compensation consultant the compensation paid to directors who are not employees of the Company. The consultant reported that the total compensation paid by the Company to its directors was well below that of similarly situated companies and recommended that an increase in compensation was needed to keep the Company competitive and enable it to continue to attract high quality candidates to serve on the Board of Directors. The consultant further recommended that the annual fee should be increased from $40,000 to $80,000. That recommendation was accepted by the Nominating and Governance Committee and approved by the Board of Directors, to be effective April 1, 2004. One-half of the annual fee is paid in the form of restricted shares of common stock of the Company valued at its market price on the date of issuance and the balance is paid in cash or, at the director’s option, in the form of additional restricted shares of common stock. Each non-employee director who chairs a committee of the Board of Directors receives an additional annual fee of $5,000 for such service. Non-employee directors also are paid a fee of $2,000 for each Board meeting and each committee meeting they attend and are reimbursed for their expenses incurred in attending those meetings. As non-executive Chairman, Mr. Jenkins’ annual fee for service on the Board of Directors is set at 2.5 times that of the other non-employee directors. With the increase in the annual fee payable to the other non-employee directors, therefore, his annual fee also increased on April 1, 2004, from $100,000 to $200,000. One-half of his retainer is also paid in the form of restricted shares of common stock of the Company valued at their market price on the date of issuance. Mr. Jenkins’ fee for each Board meeting and each committee meeting he attends is $5,000. Directors may elect each year to defer any portion of the annual fee for services not paid in the form of restricted stock as well as any portion or all of the fees received for meeting attendance and serving as committee chair, pursuant to the Director Deferred Compensation Plan. One director deferred compensation under this plan during 2004. Upon first being elected to the Board, each non-employee director also is granted options under the Company’s Stock Incentive Plan to purchase a total of 10,000 shares of the Company’s common stock at its prevailing market price at the time of the grant. The options vest on the first anniversary of the date of grant and may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner. An employee of the Company who serves as a director receives no additional compensation for such service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of that class and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by Rule 16a-3(e) under the Exchange Act to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations from its executive officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to the Company’s officers and directors were complied with during 2004.

Presiding Director and Communication with the Board of Directors

The Company’s non-executive Chairman presides over all board meetings, including executive sessions.

Shareholders may send communications to the non-executive Chairman or to any one or more of the other non-employee directors by addressing any correspondence to the name(s) of any specific director(s) or to the “Board of Directors” as a whole, and mailing it in care of the Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043.

Board Independence

In March 2005, the Nominating and Governance Committee and the Board of Directors undertook a review of the independence of all non-employee directors. In advance of the meeting at which the review occurred, each non-employee director was asked to provide the Board with full information regarding the director’s business and other relationships with the Company and its affiliates and with executive officers and their affiliates to enable the Board to evaluate the director’s independence. Directors have an affirmative obligation to inform the Board of any material changes that might impact their designation by the Board as “independent.” This obligation includes all business relationships between the director and/or an immediate family member on the one hand and the Company and/or its affiliates and/or executive officers on the other.

With the assistance and upon the recommendation of the Nominating and Governance Committee, the Board has affirmatively determined after considering all relevant facts and circumstances that, with the exception of Mr. Wainscott (the Company’s President and Chief Executive Officer), no director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and, therefore, all directors, except Mr. Wainscott, qualify as “independent” as that term is defined in Rule 10A-3 and Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and in NYSE Rules 303A.02, 303A.04, 303A.05, 303A.06 and 303A.07.

Documents Available on the Company’s Website

The charters of the Audit, Compensation, Nominating and Governance Committees and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for AK Steel Directors, Officers and Employees and Code of Ethics for Principal Officers of AK Steel are posted on the Company’s website at www.aksteel.com. These documents are also available in print by mailing a request to: Corporate Secretary, c/o AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth as of March 25, 2005, information with respect to the beneficial ownership of the Company’s common stock by (i) each executive officer of the Company named in the Summary Compensation Table on page 9, (ii) each current director and each nominee for election as a director and (iii) all current directors and executive officers of the Company as a group.

	Shares Owned Beneficially(1)	Percentage of Outstanding Shares(2)
Richard A. Abdoo	34,219	*
Albert E. Ferrara, Jr.	44,949	*
Donald V. Fites	52,147	*
Douglas W. Gant	70,033	*
Dr. Bonnie G. Hill	22,971	*
David C. Horn	164,454	*
Robert H. Jenkins	42,761	*
John F. Kaloski	74,545	*
Lawrence A. Leser	30,393	*
Daniel J. Meyer	33,653	*
Shirley D. Peterson	16,678	*
Dr. James A. Thomson	29,891	*
James L. Wainscott	594,736	*

All current directors and executive officers as a group (16 persons)	1,382,285	1.26%

(1)	Includes the following options to purchase shares of AK Steel Holding Corporation common stock exercisable before May 24, 2005: Messrs. Abdoo, Fites, Jenkins, Leser and Meyer and Ms. Peterson and Dr. Thomson, 10,000 shares each; Mr. Wainscott, 305,332 shares; Mr. Horn, 75,001 shares; Mr. Kaloski, 30,001 shares; and Mr. Gant, 32,001 shares.

(2)	An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

The following table sets forth information with respect to each person known by the Company to own beneficially more than 5% of the outstanding common stock of the Company as of December 31, 2004 (except as otherwise indicated):

Name and Address of Beneficial Owner	Shares Owned Beneficially	Percentage of Outstanding Shares
Donald Smith & Co., Inc.(1)	9,998,100	9.1%
East 80 Route 4 Paramus, NJ 07652

The Tontine Group(2)	10,776,100	9.8%
55 Railroad Avenue Greenwich, Connecticut 06830

(1)	Based on information contained in Company’s shareholder of record database.

(2)	Based on information contained in a statement on Schedule 13G, dated December 31, 2004, and filed February 2, 2005, a group consisting of Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Overseas Associates, L.L.C., Tontine Overseas Fund, Ltd. and Jeffrey L. Gendell (individually and as a managing member of Tontine Management, L.L.C., general manager of Tontine Partners, L.P., and as managing member of Tontine Capital Management, L.L.C., general partner of Tontine Capital Partners, L.P., and as managing member of Tontine Associates, L.L.C.) collectively owned beneficially with shared voting and dispositive power an aggregate of 10,776,100 shares as of the date of that statement.

Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	3,979,154	$13.032	5,302,761
Equity compensation plans not approved by security holders(1)	9,043	$11.305	0

Total	3,988,197	$13.028	5,302,761

(1)	In February of 1996 Armco Inc. (which merged with and into the Company on September 30, 1999) established the 1996 Incentive Plan of Armco Inc. and Affiliates, under which 2,000,000 shares were made available for award to any qualified hourly or salaried employee except employees subject to Section 16 of the Securities Exchange Act of 1934, as amended. The exercise prices for stock options granted under the 1996 incentive plan were the fair market value of shares on the date of grant and options were not exercisable until two years from the date of grant.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

Annual compensation paid to executive officers of the Company consists of salary, cash incentive awards under the Company’s Annual Management Incentive Plan (the “MIP”) and, on an occasional and exceptional basis, special bonuses. Long-term compensation consists of restricted stock awards and stock options under the Company’s Stock Incentive Plan (the “SIP”) and payouts in the form of cash and/or restricted stock under the Company’s Long-Term Performance Plan (the “LTPP”).

The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company, for each of the past three years to the Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company serving as such at December 31, 2004. For convenience, all persons named in the table are referred to as the “Named Executives”.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus(1) ($)		Restricted Stock Awards(2) ($)		Securities Underlying Stock Options(3) (# of Shares)	LTPP Payouts(4) ($)		All Other Compen- sation(5) ($)
James L. Wainscott President and CEO	2004 2003 2002	$ $ $	650,000 467,443 363,000	$ $ $	1,029,167 167,932 393,250	$ $ $	600,005 661,460 242,600	0 430,000 40,000	$ $ $	0 379,167 363,000	$ $ $	13,000 0 0

David C. Horn Sr. Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	420,000 370,000 350,000	$ $ $	455,000 111,000 350,000	$ $ $	301,294 252,640 121,300	80,000 20,000 20,000	$ $ $	0 185,000 350,000	$ $ $	8,400 0 0

John F. Kaloski Sr. Vice President, Operations	2004 2003 2002	$ $ $	330,000 155,000 26,087	$ $ $	357,500 68,800 0	$ $	256,303 0 16,725	80,000 0 5,000	$ $ $	0 87,875 0	$ $ $	6,600 0 0

Albert E. Ferrara Jr. Vice President, Finance and CFO	2004 2003 2002	$ $ $	300,000 117,000 —	$ $ $	325,000 27,270 —	$ $	150,001 70,850 —	0 85,000 —	$ $ $	0 68,750 —	$ $ $	6,000 0 —

Douglas W. Gant Vice President, Sales and Customer Service	2004 2003 2002	$ $ $	225,000 150,000 150,000	$ $ $	243,750 31,500 105,000	$ $ $	158,154 47,370 24,260	40,000 4,000 4,000	$ $ $	0 52,500 105,000	$ $ $	4,500 0 0

(1)	The amounts shown in this column represent bonuses awarded under the Company’s Annual Management Incentive Plan and special bonus awards in 2004.

(2)

The amounts shown in this column include the dollar value of restricted stock awards granted as part of the Named Executive’s regular compensation program in 2002, 2003 and 2004, plus a special restricted stock bonus award made to reward and incent certain members of management, including the Named Executives, for their performance in 2004 which contributed to the Company’s significant improvement in financial performance and condition during that year. For the regular stock awards made in 2002, 2003 and 2004, the dollar value is based on the average price of the Company’s common stock on the date of the award. For the special restricted stock award made for 2004, the stock was valued at $13.70, an amount equal to the average of the highest and lowest sales prices of the Company’s common stock on the New York Stock Exchange on the grant date of January 20, 2005. All awards shown in this column were granted pursuant to the Company’s Stock Incentive Plan. The aggregate number of shares of restricted stock held by the Named Executives and the dollar value thereof (based on the closing price of the Company’s common stock on December 31, 2004 for shares issued before that date and the closing price of the Company’s common stock on January 20, 2005 for shares issued on that date) were as follows: (i) for Mr. Wainscott— 221,726, $3,174,652; (ii) for Mr. Horn— 77,953; $1,116,178; (iii) for Mr. Kaloski—33,919, $481,534; (iv) for Mr. Ferrara—35,949, $511,751; and (v) for Mr. Gant, 27,395, $390,082. Dividends are paid on shares of restricted stock to the extent declared and paid on the Company’s common stock.

(3)	Because restricted stock and options were granted to Messrs Wainscott and Ferrara in the fourth quarter of 2003, which anticipated their service as executive officers for calendar year 2004, no additional options were granted to them during 2004.

(4)	The amounts shown in this column represent payouts of awards under the Company’s Long-Term Performance Plan. No such payouts occurred for 2004.

(5)	This column consists solely of amounts representing Company matching contributions under the Company’s Thrift Plan and Supplemental Thrift Plan. The Thrift Plan, a qualified retirement plan under Section 401(k) of the Code, provides for Company matching contributions with respect to employee contributions up to 5% of base salary, subject to the compensation limits imposed by the Code. The Supplemental Thrift Plan, a nonqualified retirement plan, provides for Company matching contributions with respect to base salary that may not be taken unto account under the Thrift Plan due to the compensation limits imposed by the Code.

Stock Options

Pursuant to its Stock Incentive Plan, the Company grants to its key employees, including its executive officers, options to purchase shares of its common stock. All options granted under the SIP vest in three equal annual installments, on the first, second and third anniversary of the grant date. The plan does not provide for, and the Company does not grant, stock appreciation rights.

The following table sets forth information with respect to stock options granted to the Named Executives in 2004.

Stock Option Grants in 2004

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2004	Exercise Price Per Share ($)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5% ($)	10% ($)
J. L. Wainscott	0	0.00%	N/A	N/A	N/A	N/A
D. C. Horn	80,000	12.54%	$4.565	1/14/14	$229,672	$582,035
J. F. Kaloski	80,000	12.54%	$4.565	1/14/14	$229,672	$582,035
A. E. Ferrara, Jr.	0	0.00%	N/A	N/A	N/A	N/A
D. W. Gant	40,000	6.27%	$4.565	1/14/14	$114,836	$291,017

(1)	Because restricted stock and options were granted to Messrs. Wainscott and Ferrara in the fourth quarter of 2003, which anticipated their service as executive officers for calendar year 2004, no additional options were granted to them during 2004.

(2)	All options have an exercise price equal to the fair market value (as defined in the plan) of the underlying shares as of the date of grant.

(3)	The amounts shown in these columns represent the potential appreciation in the value of the options over their stated term of ten years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 62.89%) and 10% per year (equivalent to 159.37%), respectively. These amounts are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the shares underlying the options, and there is no assurance that the amounts of appreciation shown in these columns will be realized.

The following table provides information as to options exercised by each of the Named Executives in 2004 and the value of options held by them at year end:

Aggregated Option Exercises in 2004 and

Option Values at December 31, 2004

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. L. Wainscott	0	—	281,999	299,999	$1,892,125	$3,268,025
D. C. Horn	0	—	35,001	99,999	$129,181	$895,663
J. F. Kaloski	0	—	3,334	81,666	$25,939	$805,361
A. E. Ferrara, Jr.	0	—	28,334	56,666	$330,774	$661,526
D. W. Gant	0	—	16,001	43,999	$48,333	$416,848

(1)	Calculated on the basis of the difference between the option exercise price and the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2004 ($14.47 per share).

Long-Term Incentive Awards

The fundamental purposes of the Company’s Long-Term Performance Plan are to associate the interests of management more closely with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a highly talented group of individuals who will successfully manage the Company in a way which benefits all of its stakeholders, to link a portion of management’s compensation to the performance of the Company, and to increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies. Through 2004, those performance goals were based upon relative performance by the Company to a peer group of other steel producers. For 2004, that peer group consisted of United States Steel Corporation, Nucor Corporation, Ispat Inland, Inc. and International Steel Group, Inc.

More specifically, performance under the LTPP has been measured through 2004 on the basis of the Company’s relative “EBITDA” per ton—that is, its earnings before interest expense, provision for income taxes, depreciation and amortization (excluding special and unusual items) per ton of steel shipped compared to the EBITDA per ton of its peer group. For purposes of the LTPP, this performance has been assessed both annually and cumulatively over a performance period of three years, with a new performance period commencing annually. Up to 50% of an executive officer’s LTPP award may be made in the form of a grant of shares of restricted stock, which vests with respect to 20% of the shares on each of the first through fifth anniversaries of the award date. Payouts for 2002 through 2004 are shown in the Summary Compensation Table on page 9.

In 2005 the Compensation Committee of the Board of Directors reviewed the Company’s existing LTPP with its independent executive compensation consultant to evaluate the extent to which the LTPP was achieving its purposes. Based upon that review, the Compensation Committee concluded that it would enhance the probability of achieving those purposes if the LTPP were amended and restated to replace the current relative EBITDA per ton performance metric with an absolute cumulative EBITDA performance metric. More specifically, the Committee determined to modify the existing LTPP to (i) change the basic metric from EBITDA per ton to cumulative EBITDA, (ii) eliminate the relative nature of the metric (i.e. the comparison to a peer group) and have it be based instead solely on the performance of the Company, and (iii) go to a single award for a three-year performance period rather than divide the award between a one-year and a three-year performance period. Under the proposed new LTPP, the Committee would establish cumulative EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. The threshold must be met before any payout would be made. There would be a linear progression of the payout for achievement of a cumulative EBITDA between the threshold, target and maximum payout goals. Additionally, all payouts, if any are earned, would be in cash. Because (1) the payout under the proposed new LTPP would be predicated solely on a three-year performance period (as opposed to a one-year and a three-year period under the existing LTPP), and (2) there is no longer an adequate peer group due to consolidation in the industry to properly and fairly apply the performance metric of the existing LTPP, the Committee established transitional one and two-year goals to be used in the first and second year of the new LTPP. Thereafter, payouts would only be made based upon three-year performance periods. These changes were recommended by the Compensation Committee to, and approved by, the Board on March 17, 2005, subject to approval by the shareholders at the Company’s 2005 annual meeting. See Approval of the Amendment and Restatement of the Company’s Long-Term Performance Plan beginning on page 31.

Under either the existing LTPP or the proposed amended and restated LTPP, the payout to each participating executive is determined by multiplying the executive’s base salary for the performance period (annualized, based upon his or her monthly rate of base salary during the last month of the performance period) against a target percentage in order to arrive at a performance award target amount (“Target Amount”). Each participating executive is assigned a target percentage by the Compensation Committee. Those percentages currently range from 50% to 100% for the Named Executives. For each performance period, the Committee also establishes a threshold performance goal, a target performance goal and a maximum performance goal. If the threshold goal is not achieved for a particular performance period, no award is made under the LTPP for that period. If the threshold goal is achieved, then each participating member will receive an LTPP award equal to one half of his or her Target Amount. If the target goal is achieved, then each participating member will receive an LTPP award equal to his or her Target Amount. If the maximum goal is achieved, then each participating member will receive an LTPP award equal to twice his or her Target Amount.

No payment is made to an LTPP participant who has voluntarily resigned or been discharged for cause prior to the scheduled date of payout. Upon retirement or certain other qualifying termination events, a participant is entitled under the LTPP to an amount equal to twice the amount paid or to be paid to the participant on the LTPP award date occurring during the year of his or her retirement or termination, less the amount of any LTPP award already actually made during that year. This payout is in lieu of any amounts to which the participant otherwise might have been entitled with respect to performance periods that commenced prior to, but expire after, the participant’s retirement or other qualifying termination event.

Pension Plans

The Company’s executive officers are eligible for retirement benefits under either of two qualified benefit plans: (i) a cash balance plan (the “Cash Balance Plan”) or (ii) a defined benefit plan (the “Defined Benefit Plan”). An employee’s eligibility for coverage under a particular plan is typically determined by the date when he or she commenced employment with the Company. Under each qualified benefit plan, participants are generally vested after five years of service. Participants’ compensation taken into account in determining benefits under either plan is subject to the compensation limits imposed by the Code. The estimates contained herein of benefits provided under the Cash Balance Plan and Defined Benefit Plan are computed on a single life annuity basis and do not reflect any reduction resulting from a Social Security offset.

Cash Balance Plan

A Cash Balance Plan participant’s account is credited annually with (i) a service credit based on the participant’s years of service and eligible compensation for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate as determined and defined in the Cash Balance Plan. For purposes of the Cash Balance Plan, eligible compensation generally includes the participant’s base salary and incentive compensation.

Four of the Named Executives (Messrs. Wainscott, Horn, Kaloski and Ferrara) and two of the Company’s other executive officers participate in the Cash Balance Plan. The estimated annual benefits payable under the Cash Balance Plan upon retirement at age 65 for Mr. Wainscott is $20,144, for Mr. Horn is $9,225, for Mr. Kaloski is $6,188 and for Mr. Ferrara is $4,959. These estimates assume each Named Executive continues working for the Company until age 65, the Cash Balance Plan continues unchanged until the projection date, and regulatory limits on compensation and benefits remain constant at 2004 levels. These estimates make no assumptions of any future increases to the eligible compensation of the Named Executives.

Defined Benefit Plan

Under the Defined Benefit Plan, retirement benefits are calculated on the basis of the executive officer’s (i) number of years of credited service and (ii) average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. One Named Executive (Mr. Gant) and one other executive officer participate in the Defined Benefit Plan. For information on Mr. Gant’s estimated annual benefit at retirement, see the footnote to the service credit table below.

Supplemental Plan

The Company’s supplemental retirement plan (the “Supplemental Plan”) provides (i) a “make up” of qualified plan benefits that were denied as a result of limitations imposed by the Code and (ii) supplemental benefits to participants with a minimum of ten years of creditable service with the Company, including at least five years of service as an executive officer. Under the Supplemental Plan, the basic form of payment of a participant’s benefit is a single life annuity payment in equal monthly installments commencing on the later of the first day of the month following the participant’s 60th birthday or his or her employment termination date. A participant may elect to commence the monthly payments early following his or her 55th birthday, but the payments under those circumstances will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions. The Supplemental Plan was amended in 2004 to clarify that in the event of a change in control (as defined in the Supplemental Plan) there would be no such actuarial reduction for commencement of a participant’s benefit before age 60 and participants would have the right to a lump sum form of payment or the annuity form of payment.

Benefits paid under the Supplemental Plan are subject to an offset for any benefit received under either the Company’s qualified plans or any qualified plan provided by another employer. A participant’s benefit under the Supplemental Plan, prior to giving effect to such offset, is equal to the greater of:

(a)	50% of his or her average covered compensation (base salary and bonus under the MIP) during the employee’s highest consecutive three year period of eligible earnings over his or her last 10 years of consecutive service, or

(b)	the participant’s benefit under the applicable qualified plan in which he or she participates without regard to the limitations imposed by the Code.

Estimated Annual Supplemental Plan Benefits

All elected officers are eligible for coverage under the Supplemental Plan. Currently, however, not all elected officers have been selected to participate in the Supplemental Plan. The following table sets forth the estimated maximum annual retirement benefits (calculated on a straight line annuity basis without reflecting any reductions resulting from any applicable qualified benefit plan or Social Security offsets) that may become payable to a covered participant under the Supplemental Plan, assuming satisfaction of the requisite service requirements at the time of retirement:

Estimated Maximum Benefit
Average Annual Covered Compensation ($)	Estimated Annual Benefit ($)
200,000	100,000
300,000	150,000
400,000	200,000
500,000	250,000
600,000	300,000
700,000	350,000
800,000	400,000
900,000	450,000
1,000,000	500,000
1,100,000	550,000
1,200,000	600,000

The following table sets forth, as of December 31, 2004, the number of years of creditable service, years of service as an executive officer and the applicable average covered compensation for Supplemental Plan benefit calculation purposes for each of the Named Executives:

Name	Years of Creditable Service	Years of Executive Officer Service		Average Covered Compensation ($)
J. L. Wainscott	9.75	9.75		885,847
D. C. Horn	4.08	4.08		627,271
J. F. Kaloski	2.21	2.21		291,062
A. E. Ferrara, Jr.	1.59	1.59		324,013
D. W. Gant	24.41	.96	(1)	267,920

(1)	Mr. Gant has a vested benefit of $128,997 under the Company’s previous Supplemental Plan. If and when Mr. Gant’s benefits under the amended Supplemental Plan vest, his Supplemental Plan benefit at retirement will be the greater of his vested benefits under (i) the previous Supplemental Plan or (ii) the amended Supplemental Plan, either of which will exceed his benefit under the Defined Benefit Plan.

Agreements with Executive Officers

The Company does not have written employment agreements with any of the Named Executives. It does have severance agreements and change-in-control agreements with each of the Named Executives, as well as certain other executive officers and key managers. The current forms of those agreements were approved in 2004 after the Compensation Committee undertook an evaluation of its then-existing executive officer severance agreement form. Based upon the recommendation of the Compensation Committee’s executive compensation consultant and the Committee’s own evaluation, the Committee concluded that the then-existing form of severance agreement for executive officers should be separated into two different agreements, one to address severance in the event of termination following a change in control and another with more limited benefits in the event of termination not involving a change in control. The level of benefits provided under each circumstance was reduced from their pre-existing level. In addition, in both new forms of agreement, the definition of what constitutes “cause” for purposes of termination was revised to make it more clearly consistent with contemporary good governance principles. A more detailed description of each form of agreement is set forth below.

Severance Agreements

The Company has entered into an agreement with each of the Named Executives that provides severance payments and other benefits in the event his employment is terminated involuntarily and without cause. The base severance benefit under such circumstances is a lump sum payment equal to the Named Executive’s base salary for a period of six months. In addition, if such officer executes an agreement releasing the Company from any liability for claims relating to his employment with the Company, he also is entitled to receive (i) an additional lump sum severance payment (ranging from twelve to eighteen months of base salary); (ii) a lump sum payment based upon the Named Executive’s assigned target amount under the Company’s MIP (ranging from one and one half to two times the target amount, reduced in each instance by any amount otherwise paid or payable under the MIP with respect to such calendar year); and (iii) continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period of time (ranging from eighteen months to two years). In consideration for these payments and other benefits, each Named Executive commits in the severance agreement to certain responsibilities, including not to compete with the Company and its affiliates for one year following termination of his or her employment with the Company.

Change-in-Control Agreements

The Company also has entered into an agreement with each of the Named Executives that provides severance payments and other benefits in the event of termination of employment after a change in control of the Company. A Named Executive is entitled to severance payments and other benefits under this agreement if, within twenty four months following a change-in-control of the Company, (i) his employment with the Company is involuntarily terminated without cause, or (ii) he voluntarily terminates his employment for “good reason.”

There are different versions of the change-in-control agreement. Under one version, a Named Executive also is entitled to benefits if he voluntarily terminates his employment with the Company for any reason within six months after a change-in-control. Versions also differ with respect to the level of benefit payments made in the event of a change in control. Generally, the highest level of benefits are provided for Mr. Wainscott. In each instance, the base severance benefit is a lump sum payment equal to the Named Executive’s base salary for a period of six months. In addition, if such officer executes an agreement releasing the Company from any liability for claims relating to his employment with the Company, he would be entitled to receive (i) an additional lump sum severance payment (ranging between eighteen and thirty months of base salary); (ii) a lump sum payment based upon the Named Executive’s assigned target amount under the Company’s MIP (equal to three times the greater of the officer’s assigned MIP target amount for the calendar year in which the termination occurs, the actual MIP payout for the calendar year immediately preceding the calendar year of termination, or the average of the MIP payouts for the three calendar years immediately preceding the calendar year of termination, reduced in each instance by any amount otherwise paid or payable under the MIP with respect to the preceding calendar year, plus a pro rated MIP payout for the calendar year of termination); (iii) a pro-rated LTPP payment at the target level for all incomplete performance periods as of the date of termination; (iv) continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period (ranging from twenty-four to thirty-six months); (v) additional service credits toward retiree medical coverage (ranging from two to three years); (vi) the immediate vesting of all restricted stock awards to the Named Executive under the Company’s Stock Incentive Plan and the lapse of all restrictions on such awards; (vii) the right, for a period of three years, to exercise all stock options awarded to the Named Executive under the Stock Incentive Plan, and (viii) if any portion of the required payments to such officer becomes subject to the federal excise tax on “parachute payments,” a “gross-up” payment so that the net amount retained by the Named Executive after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of such excise tax. In consideration for these payments and other benefits, each Named Executive commits in the change-in-control agreement to certain responsibilities, including not to compete with the Company and its affiliates for one year following termination of his or her employment with the Company.

Compensation Committee Report on Executive Compensation

The Committee

The Compensation Committee (the “Committee”) of the Board of Directors is comprised entirely of independent directors who are not current or former employees or officers of the Company and who meet the independence standards of the Securities and Exchange Commission, the New York Stock Exchange, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). There currently are four voting members of the Committee. In addition, the non-executive Chairman of the Board is an ex officio, non-voting member of the Committee. The principal function of the Committee is to oversee the Company’s management compensation policies and practices.

Compensation Philosophy and Policies

The Committee’s compensation philosophy is that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, link compensation with Company performance, and enable the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success. Consistent with that philosophy, the Committee believes that a significant portion of the overall compensation package for each of the Company’s executive officers should consist of performance-based provisions, including performance-based vesting provisions for a portion of the equity incentives awarded to each executive officer. As set forth below, the Company’s Management Incentive Plan and Long Term Performance Plan include such performance-based provisions. In 2004, the Committee recommended and the Board approved, subject to approval at the Company’s 2005 annual meeting of shareholders, modifications to the Company’s Stock Incentive Plan to provide for the award of stock having such performance-based vesting provisions. See “Approval of Amendment and Restatement of the Company’s Stock Incentive Plans” beginning on page 26.

In 2003, pursuant to a recommendation of the Committee, the Board adopted a policy concerning shareholder approval of certain severance agreements with the Company’s senior executives. That policy currently provides that the Board should seek shareholder approval or ratification of severance agreements with its senior executives entered into on or after May 13, 2003 if such agreements require payment of benefits attributable to severance in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary plus annual and long term incentive bonuses payable for the then-current calendar year.

Committee Responsibilities

Pursuant to its Charter, the Committee’s specific responsibilities include: (1) establishing and reviewing the Company’s overall management compensation philosophy and policies, (2) reviewing and approving corporate goals and objectives relevant to CEO compensation, including annual performance objectives for the CEO, (3) evaluating at least annually the performance of the CEO against corporate goals and objectives, including the annual performance objectives for the CEO and, based on this evaluation, determining and approving the compensation of the CEO, (4) reviewing and recommending to the Board the compensation of such other executive officers or other members of management as the Board and the Committee determine is appropriate, (5) reviewing on a periodic basis the Company’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose, and recommending to the Board any new or appropriate modifications to such plans or programs, (6) reviewing and recommending to the Board the Company’s incentive and equity-based compensation plans and any appropriate modifications to such plans, and reviewing all grants of awards under such plans, (7) administering and monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans, (8) reviewing and recommending to the Board any changes in employee retirement plans or programs, and other employee benefit plans and programs, (9) preparing a report to be included in the Company’s annual proxy statement, (10) conducting an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its Charter, (11) reviewing and reassessing the adequacy of its Charter annually, and recommending appropriate amendments to the Board, and (12) reporting regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintaining minutes or other records of Committee meetings and activities.

In discharging these responsibilities, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel and compensation consultants or other advisors to assist it in carrying out its responsibilities. When the Committee deems it appropriate, and at its discretion, the Committee may seek ratification of its action by the Board. The Company is required to, and does, provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee has the sole authority to retain, compensate, direct, oversee and terminate such counsel, compensation consultants, and other advisors hired to assist the Committee and they are accountable ultimately to the Committee.

Executive Officer Compensation Components

The key elements of the Company’s executive officer compensation program are base salary, annual incentive awards under the Management Incentive Plan (“MIP”), long-term incentive awards under the Long-Term Performance Plan (“LTPP”), and awards of stock options, restricted stock and performance-based equities under the Stock Incentive Plan (“SIP”). Each of these elements is addressed separately below.

Base Salary

Salary levels are assigned to positions within competitive standards based on job responsibilities and a review of the salary levels for comparable positions at other major corporations, as disclosed in compensation surveys conducted by independent consulting firms. Corporations for which compensation data are included in these surveys include various industrial companies with sales, size and scope that reasonably can be compared to those of the Company, as well as other large publicly-owned, United States-based companies in the steel industry. The Committee also reviews the compensation levels of the executive officers of the Company for internal consistency relative to each other.

An increase in base salary for an executive officer is based upon individual performance, Company performance, changes in job responsibility, and market compensation data and trends. The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-average increases. Below-market increases or no increases would generally occur in years when individual performance and Company performance are below expectations.

Management Incentive Plan

The Company’s MIP is designed to motivate executive officers to focus on both financial and non-financial annual performance-based goals that directly impact shareholders. In 2004, the weighting of those pre-established goals for determining payment of an incentive award was 20% for safety, 20% for quality and 60% for financial performance. Performance against the safety goal was measured by total OSHA recordable-injury and lost-workday statistics. Performance against the quality goal was measured by internal rejection, internal retreat and external claims statistics. Performance against the financial goal was measured by pre-tax earnings improvement. A threshold financial performance goal had to be achieved for 2004 before any MIP incentive award would be paid. An incentive award under the MIP is expressed as a percentage of a participant’s total base compensation for the year. Depending upon the extent to which prescribed targets are achieved or exceeded, in 2004 the MIP incentive award could have varied from zero to as much as 150% of base salary for the President and CEO, and from zero to as much as 100% of base salary for each of the other executive officers.

In 2004, the Company met or exceeded the annual target performance goals established for safety and quality and substantially exceeded the maximum goal established for financial performance. The target goals established for safety and quality reflected industry-leading performance levels. Because the Company exceeded its maximum financial performance goal, participants in the MIP qualified for the maximum incentive award available under the MIP. The Committee therefore approved, and the Board ratified, the payment of maximum incentive awards for 2004 to all participants in the MIP. Mr. Wainscott received an MIP incentive award of 150% of his 2004 base salary and Messrs. Ferrara, Gant, Kaloski and Horn received an MIP award of 100% of their respective 2004 base salaries.

Long-Term Performance Plan

Through 2004, the Company’s LTPP has been designed to increase management’s focus on the Company’s performance relative to a peer group of its principal competitors over a multi-year period. For 2004, the peer group consisted of United States Steel Corporation, Nucor Corporation, Ispat Inland, Inc. and International Steel Group, Inc. Payouts under the LTPP were earned based upon the Company’s one- and three-year performance compared to the above-stated peer group, using as the financial metric the companies’ earnings before interest expense, provision for income taxes, depreciation and amortization (referred to as “EBITDA”) per ton shipped, excluding special and unusual items. Using that metric, in 2004 the Company ranked fourth out of five companies in its peer group in the three-year performance ranking and ranked fourth out of its peer group of five companies in the one-year ranking period. A ranking of fourth or fifth results in no payment of an award for that ranking category. Because the Company’s ranking was fourth in both the one- and three-year ranking categories, no award was earned under the LTPP for 2004.

The fundamental purposes of any long-term performance plan are to associate the interests of management more closely with those of a company’s shareholders, to assist a company in recruiting, retaining and motivating a highly talented group of individuals who will successfully manage the company in a way which benefits all of its stakeholders, to link a portion of management’s compensation to the performance of the company, and to increase the focus of management on the company’s long-term performance by establishing performance goals that support long-term strategies. In 2005 the Committee reviewed the Company’s existing LTPP with its independent executive compensation consultant to evaluate the extent to which the LTPP was achieving its purposes. Based upon that review, the Compensation Committee concluded that it would enhance the probability of achieving those purposes if the existing LTPP were modified to replace the current relative EBITDA per ton performance metric with an absolute cumulative EBITDA performance metric. The principal problems with the relative EBITDA per ton performance metric for the LTPP are that (i) most of the integrated steel companies the Company has used as peers in the past no longer exist due to bankruptcies and the consolidation in the steel industry, (ii) the integrated steel companies that remain are no longer adequately comparable to the Company to use as a peer group for LTPP purposes (e.g., U.S. Steel Corporation now has a significant part of its business in Eastern Europe, Ispat Inland, Inc. and International Steel Group, Inc. are now a part of Mittal Steel Corporation and it is unlikely that their EBITDA numbers will be released separately, all are much larger than the Company, none of them have both carbon and stainless steels, etc.), and (iii) the Company remains at a competitive disadvantage in calculating EBITDA per ton due to the fact that, unlike its competitors, it continues to have—and honor—significant post-retirement pension and health care obligations to all of its retirees.

More specifically, the Committee determined to modify the existing LTPP to (i) change the basic metric from EBITDA per ton to cumulative EBITDA, (ii) eliminate the relative nature of the metric (i.e. the comparison to a peer group) and have it be based instead solely on the performance of the Company, and (iii) go to a single award for a three-year performance period rather than divide the award between a one-year and a three-year performance period. Under the proposed new LTPP, the Committee would establish cumulative EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. The threshold must be met before any payout would be made. There would be a linear progression of the payout for achievement of a cumulative EBITDA between the threshold, target and maximum payout goals. Additionally, all payouts, if any are earned, would be in cash. Because (1) the payout under the proposed new LTPP would be predicated solely on a three-year performance period (as opposed to a one-year and a three-year period under the existing LTPP), and (2) there is no longer an adequate peer group due to consolidation in the industry to properly and fairly apply the performance metric of the existing LTPP, the Committee established transitional one and two-year goals to be used in the first and second year of the new LTPP. Thereafter, payouts would only be made based upon three-year performance periods.

Changing to a cumulative EBITDA as the performance metric for the LTPP establishes an additional and strong incentive for management to achieve the Company’s objective of sustainable profitability. This closely aligns the interests of management with respect to achieving the LTPP payouts with the interests of the Company’s shareholders. On March 17, 2005, the Committee therefore recommended to the Board, and the Board approved, subject to approval at the Company’s 2005 annual meeting of shareholders, modifications to the Company’s LTPP to replace the existing relative EBITDA per ton performance metric with an absolute cumulative EBITDA performance metric. See Approval of the Amendment and Restatement of the Company’s Long-Term Performance Plan beginning at page 31.

Stock Incentive Plan

Grants of stock options and restricted stock awards under the Company’s SIP are designed to link executive compensation to appreciation in the market price of the Company’s common stock and to encourage executives to remain in the employ of the Company. Restricted stock generally has a value for an executive officer only if the officer remains in the Company’s employment for the period required for the stock to vest, thus providing an incentive for the officer to remain in the Company’s employment. Stock options generally have a value for an executive officer only if (i) the officer remains in the Company’s employment for the period required for the option to become exercisable and (ii) the Company’s stock increases above its price on the grant date of the option. As with restricted stock, this provides an incentive for the officer to remain employed by the Company. Moreover, both restricted stock and stock option grants directly link a portion of an executive officer’s compensation to the interests of shareholders by providing an incentive to maximize shareholder value.

Based upon the recommendations of an independent compensation consultant and consideration of the executive’s performance and contribution to the Company, grants of options and restricted stock were made during 2004 to each of the executive officers named in the Summary Compensation Table except for Messrs. Wainscott and Ferrara. Messrs. Wainscott and Ferrara did not receive any grants of options during 2004 because the Board already had granted options and restricted stock which anticipated their service as executive officers for calendar year 2004 at the time the Board acted to appoint Mr. Wainscott Chief Executive Officer and President of the Company and to appoint Mr. Ferrara as Vice President, Finance and Chief Financial Officer. The grants during 2004 to the other Named Executives are reflected in the Summary Compensation Table.

On January 20, 2005, the Committee approved, and the Board ratified, the grant of performance-based equity awards (“Performance Shares”) to executive officers and key managers of the Company as a component of their total compensation package. The Performance Share grants awarded on January 20, 2005 are contingent upon shareholder approval of an amended and restated SIP which will, among other things, enable the Performance Shares to meet the definition of “qualified performance based compensation” under Section 162(m) of the Code. See Approval of the Amendment and Restatement of the Company’s Stock Incentive Plan beginning on page 26. If the Company’s shareholders approve the amended and restated SIP, the Performance Shares, if any, issued pursuant to such grants will be exempt from the deductibility limitations under Section 162(m). If the Company’s shareholders do not approve the amended and restated SIP, the January 20, 2005 grants will be void.

Each grant is expressed as a target number of restricted shares of the Company’s common stock. The number of Performance Shares, if any, actually earned by and issued to the grantee under an award will be based upon the performance of the Company over a three-year performance period (the “Performance Period”). For the Performance Shares which are the subject of the grants awarded on January 20, 2005, the Performance Period started January 1, 2005. Depending upon the Company’s performance with reference to the performance categories described below, a grantee ultimately may earn from zero to one hundred fifty percent of the target number of shares granted. The performance categories used to determine how many Performance Shares ultimately will be earned and issued are (i) the Company’s total shareholder return (“TSR”), defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the TSR during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and (ii) the compounded annual growth rate (“CAGR”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days during the month of December 2004. One half of the total target number of shares awarded may be earned based on the relative TSR performance and the other half may be earned based on the CAGR performance. For each performance category, performance levels have been set that will earn threshold, target and maximum payouts as follows:

Payout (stated as a % of category’s target shares)	TSR	Stock Price CAGR
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10.0%

If the threshold performance level is not achieved in a category as of the end of the award’s Performance Period, none of the target shares tied to that category would be earned or issued. If at least the threshold is achieved in a category, then shares will be earned and issued in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company’s performance in that category and the above-stated payout percentages.

2004 Compensation Process and Overall Program

In 2004, consistent with past practices, the Committee engaged an independent consultant for executive compensation matters and directed the consultant to develop compensation recommendations that would reflect current conditions at the Company and in the industry, and conform to the Committee’s philosophy and policies with respect to executive compensation. The Committee considered and relied upon the consultant’s report and recommendations in establishing base salary and determining awards of restricted stock and options to individual executive officers for 2004. The Committee also considered the Company’s performance, the individual contribution of particular members of management to that performance, the need to retain and motivate the Company’s management team in light of the extremely difficult financial conditions facing the Company at the time, and the other factors identified in this report. Based upon these considerations, and the report and recommendation of the independent consultant retained by the Committee to review the Company’s executive compensation program, the Committee believes that the compensation packages provided by the Company to its executive officers, taken as a whole, are reasonable and fair, and are consistent with the executive compensation packages provided by comparable publicly-owned companies to executives of similar rank and function.

In 2004, the Committee also undertook an evaluation of the then-existing form of the executive officer severance agreement to determine whether its terms were still appropriate in the context of current Company and industry conditions. Based upon the Committee’s review, it determined that the existing agreement should be separated into two different agreements, one to address severance in the event of termination after a change in control and another to address severance in the event of termination outside of a change in control circumstance. The Committee then engaged an independent executive compensation consultant to assist in determining what would be an appropriate and fair level of severance benefits under each form of agreement. In determining to reduce the benefits payable upon severance of employment under both forms of agreement, in particular in the context of severance outside of a change-in-control circumstance, the Committee considered and relied upon the consultant’s report and recommendations, current conditions at the Company and in the industry, and its evaluation of current executive compensation practices in this country generally. The Committee further modified both forms of agreement to strengthen the ability of the Company to terminate an executive officer’s employment for cause without payment of any severance benefits.

On January 20, 2005, the Compensation Committee recommended to the Board, and the Board approved, the grant of special awards to executive officers and selected key managers of the Company relating solely to the performance of the Company in 2004. Each award consisted of a grant of shares of restricted stock pursuant to the Company’s SIP. The stock will vest ratably on each of the first three anniversaries of the grant date and was valued initially at $13.70, an amount equal to the average of the highest and lowest sales prices of the Company’s common stock on the New York Stock Exchange on the grant date. In making these special restricted stock grants, the Board stated that the purpose was to reward the members of management who most contributed to the success of the Company in 2004. In that regard, the Board noted that the Company’s financial performance and condition had improved dramatically in 2004 from where it was in September of 2003 when the Board acted to replace both the Chief Executive Officer and the President of the Company with Mr. Wainscott. The Board observed that, under the leadership of Mr. Wainscott and his management team, the Company had significantly increased its shipments and gross revenues, substantially reduced its controllable costs, significantly increased its liquidity and reduced its outstanding debt, and returned to profitability. Further, in 2004 the Company not only continued to honor its commitments to its retirees, but also made a $150 million contribution to its pension fund more than a year in advance of its due date. It was the view of the Board that all of the Company’s stakeholders have benefited from this extraordinary performance, including the Company’s stockholders, who experienced a more than 460% increase in the market price of the Company’s common stock from September 18, 2003 to December 31, 2004.

2004 Compensation of Chief Executive Officer

During 2004, Mr. Wainscott’s base salary was $650,000. The Board also approved payment to Mr. Wainscott of a special bonus in 2004 in the amount of $54,167 and an MIP incentive award of $975,000 for 2004 based solely upon the Company’s performance for the 2004 calendar year. Mr. Wainscott also received a grant on January 20, 2005 of 43,796 restricted shares having an aggregate value as of the grant date of $600,005 as part of the 2004 special restricted stock award program described above. Mr. Wainscott did not receive an LTPP incentive award for 2004 because no awards were earned under that Plan for 2004. As noted above, Mr.

Wainscott also did not receive a grant of options or restricted stock in January 2004 when such grants were made to other executive officers because the Board already had granted him options and restricted stock which anticipated his service as Chief Executive Officer and President of the Company for calendar year 2004 at the time the Board acted on October 16, 2003 to appoint Mr. Wainscott to those positions.

In developing a 2004 compensation package for Mr. Wainscott consisting of these various components, the Committee considered the analysis and recommendations of an independent executive compensation consultant, the Company’s performance against annual and long-term incentive award objectives, the Board’s evaluation of Mr. Wainscott’s individual contribution to the Company’s achievements, his and the Company’s performance against specific goals and objectives, the extremely difficult circumstances facing the Company and under which Mr. Wainscott assumed the executive leadership of the Company as its Chief Executive Officer and President, and the need to retain and motivate Mr. Wainscott to lead the Company’s continued financial turnaround.

Policy with Respect to Deductibility of Executive Compensation

Section 162(m) of the Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. However, “qualified performance-based compensation” is exempt from this deductibility limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation. Compensation attributable to the exercise of options granted under the SIP, as well as incentive awards paid under the MIP and the LTPP, are qualified performance-based compensation and thus are excluded from the $1,000,000 deductibility limit imposed by Section 162(m). Also, as noted above, in order to qualify the Performance Shares as qualified performance-based compensation, the Company has amended and restated the SIP, and has submitted it for approval at the Company’s 2005 annual meeting of shareholders. It further should be noted, however, that in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all executive compensation must be deductible.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an employee or officer of the Company. No member of the Committee is an executive officer of a company of which an executive officer of the Company serves as a director.

THE COMPENSATION COMMITTEE
Richard A. Abdoo, Chair
Donald V. Fites
Dr. Bonnie G. Hill
Lawrence A. Leser

COMPARATIVE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the five-year period from January 1, 2000 through December 31, 2004, with the cumulative total return for the same period of (i) the Standard & Poor’s 500 Stock Index and (ii) a peer group consisting of Nucor Corporation and United States Steel Corporation. These comparisons assume an investment of $100 at the commencement of the period and reinvestment of dividends. In previous proxy statements the Company’s peer group also included Bethlehem Steel Corporation, National Steel Corporation and the LTV Corporation, each of which has since sold its assets, pursuant to the order of a bankruptcy court, to another steel manufacturer.

Cumulative Total Returns

January 1, 2000 through December 31, 2004

(Value of $100 invested on January 1, 2000)

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2004, the Committee met eight times and discussed the interim quarterly financial results with the Company’s Chief Financial Officer and its independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standard Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement of Auditing Standards No. 61 “Communication with Audit Committees” as amended and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between Deloitte & Touche LLP and management.

In January 2005, the Committee discussed and reviewed with management and the Company’s independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2004. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the Company’s independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also approved Deloitte & Touche LLP as the Company’s independent auditors for 2005.

THE AUDIT COMMITTEE

        Lawrence A. Leser, Chair

        Daniel J. Meyer

        Shirley D. Peterson

        Dr. James A. Thomson

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche, LLP, for the years ended December 31, 2003 and 2004:

	2003	2004
Audit Fees(1)	$1,502,300	$2,448,800
Audit-Related Fees(2)	545,250	542,500

Total Audit and Audit Related Fees	2,047,550	2,991,300
Tax Fees(3)	1,300,490	1,062,500
All Other Fees	0	0

Total(4)	$3,348,040	$4,053,800

(1)	Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, fees for audits required for regulatory reporting by the Company’s insurance subsidiaries and consents related to filings with the Securities and Exchange Commission.

(2)	Includes audit-related fees for audits of employee benefit plans and agreed-upon procedure engagements.

(3)	Primarily fees for tax compliance, tax planning and tax audits. In 2004, the Company paid $838,000 for tax compliance, $135,000 for tax planning and $89,500 for tax audits.

(4)	During 2004, no services were provided by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plan audits to be performed by the independent auditors for the next fiscal year. Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested. The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent auditor. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings. The Audit Committee Chair is required to review all of the services pre-approved during the interim period between audit committee meetings. Annually, the company’s Chief Financial Officer summarizes the external auditor services and fees paid to date for pre-approved services and quarterly reports if there are any new services being requested requiring pre-approval by the audit committee.

100% of the services provided by Deloitte & Touche, LLP have been approved in accordance with the foregoing policies and procedures.

APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE COMPANY’S STOCK INCENTIVE PLAN

Introduction

It is the philosophy of the Compensation Committee (the “Committee”) of the Board of Directors that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, link compensation with Company performance, and enable the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success. Consistent with that philosophy, the Committee believes that a significant portion of the overall compensation package for each of the Company’s executive officers should include performance-based provisions, including performance-based vesting provisions for a portion of the equity incentives awarded to each executive officer. The Company’s Management Incentive Plan and Long-Term Performance Plan already include such performance-based provisions. The Company’s Stock Incentive Plan (the “SIP” or “Stock Plan”), however, as last approved by the stockholders, does not provide for the issuance of stock awards that are directly tied to the performance of the Company.

To enhance the ability of the Committee to link the compensation of executive management to the performance of the Company, on December 9, 2004, the Committee approved and recommended to the Board, and on January 20, 2005 the Board approved amendments to the Stock Plan. The proposed amendments (i) permit the grant of performance-based equity awards (“Performance Shares”) to executive officers and key managers of the Company as a component of their compensation package, and (ii) extend the expiration of the period during which options, restricted stock and Performance Share awards may be granted under the Stock Plan from December 31, 2011 to December 31, 2014. Also on January 20, 2005, the Committee made an initial award of Performance Shares to certain executive officers and key managers (the “Performance Share Awards”), the terms of which are discussed below.

In order to comply with New York Stock Exchange requirements and to exempt the Performance Shares from the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986 (see the discussion in the “Compensation Committee Report on Executive Compensation” beginning on page 16), the adoption of the amendments by the Board was made subject to and they will not be effective until receipt of stockholder approval at the 2005 Annual Meeting of the amended and restated Stock Plan, which approval shall specifically constitute approval as well of the performance goals set forth therein and those established by the Committee with regard to the Performance Share Awards.

The existing Stock Plan permits the grant, from time to time until December 31, 2011, of nonqualified stock options and restricted stock awards to directors, executive officers and other key employees of the Company. Under the terms of the Stock Plan, options and restricted stock awards may be granted with respect to an aggregate maximum of 16,000,000 shares. In the event that the stockholders do not approve the amended and restated Stock Plan, the Stock Plan as approved by the stockholders in 2003 would remain in full force and effect and the Performance Share Awards would be void.

The Board of Directors believes that the amended and restated Stock Plan, including in particular the changes to permit the grant of performance-based equity awards, will facilitate implementation of the Company’s compensation philosophy of linking executive compensation to the Company’s performance and is in the best interests of the Company and its shareholders. The Board of Directors, therefore, unanimously recommends a vote FOR approval of the amended and restated Stock Plan.

Summary of the Stock Plan

The following is a summary of the material features of the Stock Plan, as restated to reflect the amendments discussed above. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Stock Plan, a copy of which is appended to this Proxy Statement as Annex A.

Administration. The Stock Plan will continue to be administered by the Compensation Committee of the Board (the “Committee”), all of the members of which must be (i) “non-employee directors” within the meaning of and to the extent required by Rule 16b-3 under the Exchange Act, (ii) “independent directors” under the rules and regulations of The New York Stock Exchange, and (iii) “outside directors” within the meaning of Section 162(m) of the Code. Among other functions, the Committee has authority to determine the allocation of the shares subject to the Stock Plan among options, restricted stock and Performance Share awards, the type of awards (options, restricted stock and/or Performance Share awards), the number of shares subject to an award (except for awards to directors, the size and type of which are specified in the Stock Plan itself and are subject to certain conditions) and to determine the terms and conditions of awards. The Committee also has the authority to construe and interpret the Stock Plan, establish, amend or waive rules and regulations for its administration, and amend the terms and conditions of any outstanding award (subject to the conditions provided in the Stock Plan).

Eligibility. All outside directors (currently 8), executive officers (currently 8) and key management employees (approximately 29) are eligible to participate in the Stock Plan.

Number of Shares. Awards under the Stock Plan may be made with respect to an aggregate of 16,000,000 shares. No person may be granted awards under the Stock Plan with respect to more than 600,000 shares in any calendar year. The number of shares covered by the Stock Plan, including shares subject to outstanding options under the Stock Plan, will adjust automatically for any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or similar corporate change.

Description of Awards

Options. Options granted under the Stock Plan are “Nonqualified Options,” i.e., options that do not qualify as “incentive stock options” within the meaning of Section 422 of the Code. Each option grant must be evidenced by a written agreement specifying the terms of such grant, including the number of shares covered, the exercise price, the first date the option may be exercised, any restriction on the transferability of shares obtained upon exercise of the option and the duration of the option. However, no option may be exercisable later than the tenth anniversary of the date of its grant. The purchase price for each share covered by an option is determined by the Committee at the date of grant but may not be less than 100% of the fair market value of the shares on the date of grant. Payment of the exercise price may be made with cash, with previously owned shares or by a combination of these methods. The Committee also may allow the cashless exercise of an option, or other means of exercise that the Committee determines to be consistent with the Stock Plan’s purpose and applicable law.

Restricted Stock. The Stock Plan authorizes the Committee to grant awards of restricted stock to individuals eligible to participate in the Stock Plan. Each award of restricted stock must be evidenced by a written agreement that specifies the period of restriction, the number of shares subject to the award and such other provisions as may be determined by the Committee. The restrictions with respect to shares of restricted stock will lapse under the schedules set forth in the Stock Plan and as summarized below.

Performance Shares. Beginning in 2005, if approved by stockholders, the Stock Plan authorizes the Committee to grant awards of Performance Shares to individuals eligible to participate in the Stock Plan. Each grant is expressed as a target number of shares of the Company’s common stock. The number of Performance Shares, if any, actually earned by and issued to the grantee under an award are based on the Company’s achievement over a three-year performance period (the “Performance Period”) of certain objectives with respect to specific performance categories established by the Committee for the Performance Period. Examples of such performance categories include: total shareholder return; earnings; earnings per share; net income; revenues; operating profit; safety and quality standards; growth rates; and other financial, accounting or quantitative criteria established by the Committee.

On January 20, 2005, the Committee approved, and the Board ratified, the grant of the Performance Share Awards for the Performance Period beginning January 1, 2005, contingent on stockholder approval of the amended and restated Stock Plan. The performance categories established by the Committee with respect to these awards are: (1) the Company’s total shareholder return (“TSR”), defined as appreciation in the price of the Company’s common stock plus reinvested dividends, if any, during the Performance Period relative to TSR during this same period of companies in the Standard & Poor’s 400 Midcap Index, and (2) the compounded annual growth rate (“CAGR”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days in December 2004. One half of the total target number of shares under the Performance Share award may be earned based on the relative TSR performance, and the other one half may be earned based on the CAGR performance. For the TSR and CAGR categories, performance levels have been set that will earn threshold, target and maximum payouts as follows:

Payout (stated as a % of category’s target shares)	TSR	Stock Price CAGR
Threshold (50%)	25th Percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th Percentile	10%

If the threshold performance level is not achieved in a category as of the end of the Performance Period, then none of the target shares tied to that category would be earned or issued. If at least the threshold is achieved in the category, then shares will be earned and issued in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company’s actual performance in that category and the above-stated payout percentages. Specific information concerning the Performance Share Awards is set forth in the table under “New Plan Benefits” below.

Limits on Transferability and Termination of Employment

Options. Except as provided in the Stock Plan, no option granted under the Stock Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Subject to the terms of the Stock Plan and the discretion of the Committee, an option may be exercised only while the holder is employed by the Company. However, upon a holder’s death, disability, retirement or involuntary termination for reasons other than cause, his or her outstanding options will be immediately exercisable and will remain exercisable for the periods set forth in the Stock Plan.

Restricted Stock. Shares underlying a restricted stock award may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated until the period of restriction has lapsed. Restrictions shall lapse, with respect to shares underlying a restricted stock award to an employee, with respect to 25% of such shares on each of the second through fifth anniversaries of the award, and with respect to shares underlying a restricted stock award to a director, upon completion of his or her full tenure on the Board or upon the date of his or her mandatory retirement from the Board by reason of age. In the case of retirement by all other holders of restricted stock, the Committee may in its sole discretion elect to waive all or any portion of the restrictions then remaining. All outstanding restrictions on shares lapse in the case of death or disability of the holder. During the period of restriction, a holder of restricted stock may exercise full voting rights with respect to the underlying shares and is entitled to all dividends and other distributions paid on those shares. Upon the lapse of the applicable period of restriction, the shares vest in the holder.

Performance Shares. Shares underlying a Performance Share award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Performance Period and issuance of any shares earned under the terms of the award. Upon an award holder’s death, disability, or retirement during a Performance Period, unless the Committee provides otherwise, payment of a prorated number of shares based on the holder’s number of full months of employment during the Performance Period, and based on the levels of achievement in each performance category during the entire Performance Period, shall be made to the holder after termination of the Performance Period. If the holder’s employment terminates during a Performance Period for any other reason, unless the Committee provides otherwise, the award shall be forfeited and no payment shall be made.

Change of Control. Upon a Change of Control (as defined in the Stock Plan) of the Company, all options, if not then exercisable, become immediately exercisable and any restrictions on the transfer of shares of restricted stock immediately lapse. Except as otherwise provided in a Performance Share award, upon a Change of Control, shares underlying such award shall be deemed earned at the holder’s target amount under the award, and payment of a prorated number of shares based on the number of full months of the applicable Performance Period that have elapsed upon occurrence of the Change of Control shall be made to the holder as soon as feasible after the Change of Control. However, if the Company’s common stock is no longer traded on a national securities exchange at the date of the Change of Control, a holder of options, shares of restricted stock and/or Performance Shares has the right to require the Company to make a cash payment to such holder in exchange for the surrender of such options, restricted stock, and/or Performance Shares.

Amendment and Discontinuance. The Stock Plan may be amended, altered or discontinued by the Board, but, except as specifically provided in the Stock Plan, no amendment, alteration or discontinuance may be made that would in any manner adversely affect any outstanding option, restricted stock, or Performance Share award under the Stock Plan without the written consent of the holder. Except as expressly provided in the Stock Plan, the Stock Plan may not be amended without stockholder approval to the extent such approval is required by law or the rules of any securities exchange on which the Company’s common stock is then listed.

Federal Income Tax Consequences

The following discussion is intended only as a brief discussion of the federal income tax rules relevant to options, restricted stock awards, and Performance Share awards.

Nonqualified Stock Options. Upon the grant of an option, the recipient will not recognize any taxable income and the Company will not be required to record any compensation expense. Upon the exercise of such an option, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the “spread”) will constitute compensation taxable to the holder as ordinary income. In determining the amount of the spread, the fair market value of the stock on the date of exercise is used, except that in the case of a holder subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), the fair market value will generally be determined at the expiration of the six-month period, unless the holder elects to be taxed based on the fair market value at the date of exercise. Any such election (a “Section 83(b) election”) must be made and Filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the compensation taxable to the holder as a result of exercise of the option in the Company’s taxable year in which the amount is included as income to the holder.

Restricted Stock. A person who is granted a restricted stock award may make a Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares will be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the recipient does not make a Section 83(b) election, the grant will be taxed as ordinary income at the full fair market value of the shares on the date that the restrictions imposed on the shares lapse. Unless a holder makes a Section 83(b) election, any dividends paid on shares subject to restrictions are ordinary income to the holder and compensation expense to the Company. The Company is generally entitled to a tax deduction for any compensation income taxed to the holder, subject to the provisions of Section 162(m) of the Code.

Performance Shares. The value of shares paid out pursuant to a Performance Share award will constitute compensation taxable to the recipient as ordinary income. The Company will generally be entitled to a deduction equal to the ordinary income realized by the recipient, subject to the provisions of Section 162(m) of the Code.

Deferral Provisions. The Stock Plan contains provisions that would allow the Committee to establish rules and procedures permitting Participants to elect to defer gains realized upon the exercise of options, upon the lapse of restrictions with respect to restricted stock, or upon receipt of shares pursuant to a Performance Share award. Any such deferral elections will be in compliance with applicable tax law.

Plan Benefits

It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Stock Plan in future years. Such determinations are subject to the discretion of the Committee. However, grants of options and restricted stock awards to the Named Executives for each of the past three years are set forth in the tables under “Executive Compensation” beginning on page 9 of this Proxy Statement.

As noted above, the Committee made the Performance Share Awards on January 20, 2005, to certain executive officers and key managers. While the actual number of shares, if any, that may be earned and issued under any of the Performance Share Awards will depend on actual Company performance against performance goals established by the Committee, the threshold, target and maximum number of shares that can possibly be earned and issued under such awards are as follows:

NEW PLAN BENEFITS

	Stock Incentive Plan Performance Shares
	Dollar Value ($)	Number of Units
Name and Position		Threshold	Target	Maximum
James L . Wainscott President and CEO	N/A	30,000	60,000	90,000

David C. Horn Senior Vice President, General Counsel and Secretary	N/A	7,500	15,000	22,500

John F. Kaloski Senior Vice President, Operations	N/A	7,500	15,000	22,500

Albert E. Ferrara, Jr. Vice President, Finance and CFO	N/A	5,625	11,250	16,875

Douglas W. Gant Vice President, Sales and Customer Service	N/A	5,625	11,250	16,875

Executive Group	N/A	63,750	127,500	191,250

Non-Executive Director Group	N/A	0	0	0

Non-Executive Officer Employee Group	N/A	39,000	78,000	117,000

Shareholder Vote Required; Board Recommendation

The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the amendment of the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE COMPANY’S LONG-TERM PERFORMANCE PLAN

Introduction

As last approved by the Company’s stockholders in 2003, the Company’s Long-Term Performance Plan (the “LTPP” or “Long-Term Plan”) was designed to increase management’s focus on the Company’s performance relative to a peer group of its principal competitors over a multi-year period. For 2004, the peer group consisted of United States Steel Corporation, Nucor Corporation, Ispat Inland, Inc. and International Steel Group, Inc. Payouts under the Long-Term Plan were earned based upon the Company’s one- and three-year performance compared to the above-stated peer group, using as the financial metric the companies’ earnings before interest expense, provision for income taxes, depreciation and amortization (also referred to as “EBITDA”) per ton shipped, excluding special and unusual items. Using that metric, a payout is earned if the Company ranks first, second or third out of the companies in its peer group in a three-year and/or one-year performance ranking category. The amount of the payout varies depending upon the ranking and whether it is in one or both of the performance ranking categories. A ranking of fourth or fifth results in no payment of an award for that performance ranking category.

The fundamental purposes of any long-term performance plan are to associate the interests of management more closely with those of a company’s shareholders, to assist a company in recruiting, retaining and motivating a highly talented group of individuals who will successfully manage the company in a way which benefits all of its stakeholders, to link a portion of management’s compensation to the performance of the company, and to increase the focus of management on the company’s long-term performance by establishing performance goals that support long-term strategies. In 2005 the Compensation Committee (the “Committee”) of the Board of Directors reviewed the Company’s existing Long-Term Plan with its independent executive compensation consultant to evaluate the extent to which the Long-Term Plan was achieving its purposes. Based upon that review, the Committee concluded that it would enhance the probability of achieving those purposes if the existing Long-Term Plan were modified to replace the current relative EBITDA per ton performance metric with an absolute cumulative EBITDA performance metric.

The principal problems with the relative EBITDA per ton performance metric for the Long-Term Plan are that (1) most of the integrated steel companies the Company has used as peers in the past no longer exist due to bankruptcies and the consolidation in the steel industry (e.g., two of the five companies included in the peer group in 2004—Ispat Inland, Inc. and International Steel Group, Inc.—now are a part of Mittal Steel Corporation); (2) the integrated steel companies that remain are no longer adequately comparable to the Company to use as a peer group for Long-Term Plan purposes (e.g., United States Steel Corporation now has a significant part of its business in Eastern Europe, all are much larger than the Company, none of them have both carbon and stainless steels, etc.), and (3) the Company remains at a competitive disadvantage in calculating EBITDA per ton due to the fact that, unlike its competitors, it continues to have—and honor—significant post-retirement pension and health care obligations to all of its retirees. Changing to a cumulative EBITDA as the performance metric for the Long-Term Plan establishes an additional and strong incentive for management to achieve the Company’s objective of sustainable profitability. This closely aligns the interests of management with respect to achieving the Long-Term Plan payouts with the interests of the Company’s stockholders.

On March 17, 2005, the Committee therefore approved and recommended to the Board, and the Board approved, subject to approval at the Company’s 2005 annual meeting of shareholders, modifications to the Company’s Long-Term Plan to replace the existing relative EBITDA per ton performance metric with an absolute cumulative EBITDA performance metric. A summary of the key features of the proposed new Long-Term Plan is set forth below, but the key changes from the existing Long-Term Plan are as follows: (1) the performance metric would change from EBITDA per ton to cumulative EBITDA, (2) the relative nature of the metric (i.e., the comparison to a peer group) would be eliminated and be based instead solely on the performance of the Company, and (3) the payout would be based solely upon the Company’s performance during a three-year performance period (except for transitional one and two-year goals to be used in the first and second years of the new Long-Term Plan) rather than being divided between a one-year and a three-year performance period. Under the proposed new Long-Term Plan, the Committee would establish cumulative EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. The threshold must be met before any payout would be made. There would be a linear progression of the payout for achievement of a cumulative EBITDA between the threshold, target and maximum payout goals. Additionally, all payouts, if any are earned, would be in cash.

In order to ensure that payments under the proposed amended and restated Long-Term Plan remain exempt from the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986 (see the discussion in the “Compensation Committee Report on Executive Compensation” beginning on page 16), the adoption of the amendments by the Board was made subject to and they will not be effective until receipt of stockholder approval at the 2005 Annual Meeting. In the event that stockholders do not approve the Long-Term Plan, as so amended and restated, at the 2005 Annual Meeting, then the Long-Term Plan as approved by stockholders at the 2003 Annual Meeting would remain in full force and effect.

The Board of Directors believes that the amended and restated Long-Term Plan is in the best interests of the Company and its shareholders. The Board of Directors unanimously recommends a vote FOR approval of the amended and restated Long-Term Plan.

Summary of the Long-Term Plan

Set forth below is a summary of certain important features of the Long-Term Plan, as so amended and restated, including, among other things, the performance measures, eligibility requirements and limitations on awards contained therein. The summary is qualified in its entirety by reference to the full text of the Long-Term Plan, a copy of which is appended to this Proxy Statement as Annex B. All capitalized terms not defined in the summary are defined in the text of the Long-Term Plan.

Performance Period. Each Performance Period under the Long-Term Plan generally consists of three consecutive calendar years. However, to effect the transition to the new metrics for measuring performance under the amended and restated plan, calendar year 2005 will constitute a one-year Performance Period, and calendar years 2005 and 2006 together will constitute a two-year Performance Period, with appropriate adjustments from the three-year performance goals.

Administration. The Long-Term Plan will continue to be administered by the Committee, all of the members of which must be (i) “non-employee directors” within the meaning of and to the extent required by Rule 166-3 of the Exchange Act, (ii) “independent directors” under the rules and regulations of the New York Stock Exchange” and (iii) “outside directors” within the meaning of Section 162(m). The Committee selects the Company executive officers who will participate in the Long-Term Plan, and the Company’s Executive Management Committee selects other management employees as Plan Members. The Committee establishes and administers the performance goals that must be achieved for Plan Members to receive Performance Awards, certifies in writing that the criteria to receive a Performance Award have been satisfied, determines the terms of the Performance Awards and may remove any Plan Member from further participation in the Long-Term Plan. The Committee and the Board have the authority to amend or terminate the Long-Term Plan at any time.

Eligibility. All executive officers and other key management employees of the Company are eligible to be selected for participation in the Long-Term Plan.

Performance Awards. The Committee assigns each Plan Member who is a Covered Employee a Target Percentage. The Executive Management Committee assigns each other Plan Member a Target Percentage. A Plan Member’s Target Percentage is multiplied by his or her base salary for the last month of the relevant performance period, annualized to arrive at the Plan Member’s Target Amount. The Plan Member will be entitled to a certain percentage of his Target Amount if certain performance goals are attained by the Company. The performance goals are objective and based on the Company’s EBITDA, determined cumulatively for the calendar years within the Performance Period and in accordance with generally accepted accounting principles. Prior to the March 2005 amendments, the Long-Term Plan’s performance goals were based on a comparison of the Company’s EBITDA per ton of steel shipped (excluding special, extraordinary and unusual items) to EBITDA per ton shipped (excluding special, extraordinary and unusual items) of the Company’s principal competitors. Upon approval of the amendment and restatement of the Long-Term Plan, an absolute cumulative EBITDA performance metric will be used.

For each Performance Period, the Committee assigns, in writing, a Threshold Performance Goal, a Target Performance Goal, and a Maximum Performance Goal with respect to cumulative EBITDA for the Performance Period. If the Threshold Performance Goal is not achieved, no Performance Awards will be made for that Performance Period. If the Threshold Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to one half of his or her Target Amount. If the Target Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to his or her Target Amount. If the Maximum Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to two times his or her Target Amount. If the performance level achieved falls between the Threshold and Target Performance Goals, or between the Target and Maximum Performance Goals, applicable Performance Awards will be determined by straight-line interpolation.

At the conclusion of a particular Performance Period, the Committee determines the extent to which the performance goals have been met. The Committee then determines the applicable Performance Awards, if any, to be paid to Plan Members. However, no payout may be made under the Long-Term Plan to a Covered Employee except upon written certification by the Committee that the applicable performance goals have been satisfied. No Covered Employee may receive a Performance Award under the Long-Term Plan in excess of $5,000,000. Any Performance Awards will be paid to Plan Members in cash in a single lump sum within 120 days following the applicable Performance Period.

Termination of Employment. If during a calendar year a Plan Member dies, becomes disabled, retires, or is involuntarily terminated for reasons other than cause, the Plan Member (or his or her estate in the case of death) is entitled under the Long-Term Plan to an amount equal to twice the amount paid or to be paid to the Plan Member on the Performance Award Payment Date occurring within that calendar year, less any amount already paid to the Plan Member on such Performance Award Payment Date.

Events of Forfeiture. If a Plan Member is terminated for cause, or voluntarily terminates his or her employment with the Company prior to any Performance Award Payment Date, no Performance Award may be paid under the Long-Term Plan. If the Long-Term Plan is terminated, no Performance Awards shall be paid to any Plan Member on or after the date of such action, unless the Committee expressly provides otherwise.

Federal Income Tax Consequences

Payouts under the Long-Term Plan are includible in a Plan Member’s gross income in the year of receipt as compensation income. The Company will withhold appropriate payroll or other taxes from such payout. The Company is generally entitled to a tax deduction for any compensation income taxed to the Plan Member, subject to the provisions of Section 162(m) of the Code.

Plan Benefits

It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Long-Term Plan in future years. Such determinations are subject to future performance of the Company. However, the amounts paid under the Long-Term Plan (as in effect before the 2005 amendment and restatement) to those officers who were deemed Named Executives are set forth in the

LTPP payouts column of the Summary Compensation Table on page 9 of this Proxy Statement. If the Long-Term Plan as amended and restated in January 2005 had been in effect in 2004, and the Committee had assigned performance goals similar to those assigned for the Performance Period beginning January 1, 2005, there would have been no payments under the Plan to Named Executives in 2004.

Stockholder Vote Required; Board Recommendation

The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the Long-Term Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED LONG-TERM PERFORMANCE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

AND NOMINATIONS OF DIRECTORS

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Notice of a stockholder proposal or director nomination for the 2006 Annual Meeting must be received by the Company no later than March 18, 2006 nor earlier than February 16, 2006 and must contain certain information and conform to certain requirements specified in the By-Laws. If the Chief Executive Officer at the Annual Meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard the proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2006 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

If a stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders and seeks to have the proposal included in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 22, 2005. The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Any proposals, as well as any related questions, should be directed to the Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043-0001.

OTHER MATTERS

The Company’s audited financial statements as of and for the year ended December 31, 2004, together with the report thereon of Deloitte & Touche, LLP, independent public accountants, are included in the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 2004 Annual Report on Form 10-K is included in the Company’s 2004 Annual Report to Stockholders and is being furnished to stockholders together with this Proxy Statement.

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent accountants for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

This Proxy Statement and the accompanying form of proxy will initially be mailed to stockholders on or about April 22, 2005, together with the 2004 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials and the accompanying reports to the beneficial owners of shares of the Company’s common stock held by them of record and will reimburse them for their reasonable out-of-pocket expenses for doing so. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

Only one proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon receipt of a written request, addressed to: Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio, 45043, the Company will (i) promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document has been delivered; (ii) arrange for a separate copy of the proxy statement to be delivered in the future to a stockholder at a shared address; or (iii) deliver a single copy of the proxy statement to stockholders at a shared address to which multiple copies of the document has been delivered.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

By order of the Board of Directors,

        David C. Horn

            Secretary

Middletown, Ohio

April 22, 2005

Annex A

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

(as amended and restated as of January 20, 2005)

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

(as amended and restated as of January 20, 2005)

Article 1. Amendment and Restatement, Purpose, and Duration.

1.1 Amendment and Restatement of the Plan. AK Steel Holding Corporation, a Delaware corporation (the “Company”), previously established an incentive compensation plan known as the “AK Steel Holding Corporation Stock Incentive Plan” (the “Plan”). On January 20, 2005, the Board of Directors of the Company adopted this amendment and restatement of the Plan, subject to the approval of the Company’s shareholders. The Plan permits the grant of Nonqualified Stock Options, awards of Restricted Stock, and awards of Performance Shares.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, executive officers and key employees of the Company to those of the Company’s shareholders, and by providing these individuals with an incentive for outstanding performance. The Plan is further intended to enhance the Company’s ability to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. This amendment and restatement of the Plan shall become effective on the date it is approved by the Company’s shareholders, and shall remain in effect until all Shares subject to it shall have been purchased or acquired or are no longer available for Awards according to the Plan’s provisions, subject to the right of the Board to terminate the Plan at any time pursuant to Article 11 herein. In no event may an Award be granted under the Plan on or after December 31, 2014. Termination of the Plan shall not affect the rights of any person under an outstanding Award Agreement unless otherwise specifically provided in such Award Agreement.

Article 2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Award” includes, without limitation, Option Awards, Restricted Stock Awards, or Performance Share Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s stock, performance goals or other factors, each on a stand alone or combination basis, as described in or granted under this Plan.

(b) “Award Agreement” means the agreement or other writing that sets forth the terms and conditions of each Award, including any amendment or modification thereof. A Participant is bound by the terms of an Award Agreement and this Plan by reason of accepting the benefits of the Award.

(c) “Beneficial Owner” shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Beneficiary” means the person or persons named by a Participant to succeed to the Participant’s rights under any then unexpired Award Agreements. Each such designation shall: (i) revoke all prior designations by the same Participant; (ii) be in a form acceptable to the Committee; and (iii) be effective only when delivered to the Committee by the Participant in writing and during the Participant’s lifetime. No beneficiary shall be entitled to any notice of any change in a designation of beneficiary. In the absence of any such designation, the Participant’s estate shall be the beneficiary.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means: (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of assigned duties for the Company or any subsidiary or affiliate thereof; and/or (iv) breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof.

(g) “Change of Control” shall be deemed to have occurred if:

(i) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, including for this purpose any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection (g)) whose election by the Board or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer this Plan. The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall be comprised solely of Directors who are: (i) “independent directors” as defined in the rules and regulations of the New York Stock Exchange; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act; and (iii) “outside directors” within the meaning of Section 162(m) of the Code and related regulations. The references herein to specific rules, regulations, and statutes shall include any successor provisions thereof.

(j) “Company” means AK Steel Holding Corporation, a Delaware corporation, or any successor thereto, as provided in Article 14 herein.

(k) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(l) “Director” means any individual who is a member of the Board and who is not an Employee.

(m) “Disability” means a physical or mental condition which, in the judgment of the Committee, renders a Director unable to serve or an Employee unable to perform the duties of his position with the Company or, in the case of an Employee, the duties of another available position with the Company for which the Employee is suited by education, background and training. Any Employee found to be qualified for disability benefits under AK Steel Holding Corporation’s long term disability plan or by the Federal Social Security Administration will be considered to be disabled under this Plan, but qualification for such benefits shall not be required as evidence of disability hereunder.

(n) “Employee” means any common law employee of the Company or any subsidiary or affiliate thereof, including AK Steel Corporation. A Director is not an Employee solely by reason of his position as a Director and, unless otherwise employed by the Company, shall not be considered to be an Employee under this Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p) “Fair Market Value” shall mean:

(i) if the Shares are traded on an established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the average of the highest and lowest sales prices for Shares on the relevant date (or, if there were no sales of Shares on such date, the weighted average of the mean between the highest and lowest sale prices for Shares on the nearest preceding trading day on which there were sales of Shares); and

(ii) if the Shares are not traded as described in clause (i), the fair market value of such Shares on the relevant date, as determined in good faith by the Board.

(q) “Insider” shall mean an Employee who is, on the relevant date, an executive officer or ten percent (10%) Beneficial Owner of the Company, as defined under Section 16 of the Exchange Act, or a Director.

(r) “Nonqualified Stock Option” or “Option” means an option to purchase Shares from the Company at a price established in an Option Award Agreement. No incentive stock option within the meaning of Code Section 422 may be granted under this Plan.

(s) “Option Award” means, individually or collectively, a grant under this Plan of a Nonqualified Stock Option.

(t) “Option Award Agreement” means an agreement setting forth the terms and provisions applicable to an Option Award granted to a Participant under this Plan.

(u) “Option Price” means the price at which a Share may be purchased by a Participant under the terms of an Option Award Agreement.

(v) “Par Value” shall mean the designated par value of one Share.

(w) “Participant” means any Director or Employee who possesses an unexpired Award granted under the Plan.

(x) “Performance Share” means Shares (or units representing the right to receive Shares) granted to a Participant subject to attainment of certain performance criteria and objectives in accordance with the terms of the Plan.

(y) “Performance Share Award” means individually or collectively, a grant under this Plan of a Performance Share.

(z) “Performance Share Award Agreement” means an agreement setting forth the terms and provisions applicable to a Performance Share Award under this Plan.

(aa) “Plan” means the AK Steel Holding Corporation Stock Incentive Plan as set in this document, and if amended at any time, then as so amended.

(bb) “Restricted Stock” means Shares granted to a Participant subject to certain restrictions on the Participant’s right to sell, transfer, assign, pledge, encumber or otherwise alienate or hypothecate the Shares except in accordance with the terms of this Plan.

(cc) “Restricted Stock Award” means, individually or collectively, a grant under this Plan of Shares of Restricted Stock.

(dd) “Restricted Stock Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Award under this Plan.

(ee) “Retirement” shall mean termination of employment with the Company or any affiliate of the Company with eligibility to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan as in effect on the Employee’s termination date. For a Participant who is not participating in such plan, Retirement shall mean any termination of employment with the Company which would have entitled such Participant to be eligible to immediately commence to receive a pension under the Company’s non-contributory defined benefit pension plan had the Participant been a participant.

(ff) “Shares” means the shares of voting common stock of the Company.

Article 3. Administration.

3.1 The Committee. The Plan shall be administered by the Committee. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.2 Authority of the Committee. The Committee shall have full power, subject to the provisions of this Plan, except as limited by law or by the Articles of Incorporation or Bylaws of the Company: (a) to determine the size and types of Awards (except as to Awards to Directors which shall be limited to the size and shall be subject to the conditions expressly permitted by this Plan); (b) to determine the terms and conditions of each Award Agreement in a manner consistent with the Plan; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, or waive rules and regulations for the Plan’s administration; and, (e) subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority hereunder to the extent permitted by law. In no event shall a Director who is a Participant vote in any matter related solely to such Director’s Award under this Plan.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates, beneficiaries or assignees. In all cases, Awards to Directors shall be subject to the same terms, conditions and interpretations applicable generally to Awards to non-Director Participants.

3.4 Arbitration. Each Participant who is granted an Award hereunder agrees as a condition of the Award to submit to binding arbitration any dispute regarding the Plan or any Award made under the Plan, including by way of illustration and not limitation, any decision of the Committee or any action of the Company respecting the Plan. Such arbitration shall be held in accordance with the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Participant. If the Participant objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Participant, then the Company and the Participant shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Participant shall share equally the cost of arbitration. No Company agreement of indemnity, whether under the Articles of Incorporation, the By-Laws or otherwise, and no insurance purchased by the Company shall apply to pay or reimburse any Participant’s costs of arbitration.

Article 4. Shares Subject to Grant Under the Plan.

4.1 Number of Shares. Subject to adjustment as provided in this Section and in Section 4.3, an aggregate of 16,000,000 Shares shall be available for the grant of Option Awards, Restricted Stock Awards, and Performance Share Awards under the Plan (hereinafter called the “Share Pool”); provided, however, that no Employee may be granted Awards under the Plan in any calendar year with respect to more than 600,000 Shares. The Committee, in its sole discretion, shall determine the appropriate division of the Share Pool as between Option Awards, Restricted Stock Awards, and Performance Share Awards. Shares issued pursuant to any Award may be either authorized and previously unissued Shares or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) the grant of an Award to an Employee shall reduce the Shares available in the Share Pool for grant under the Plan by the number of Shares subject to the Award; and

(b) to the extent that an Option is settled in cash rather than by the delivery of Shares, the Share Pool shall be reduced by the number of Shares represented by the cash settlement of the Option (subject to the limitation set forth in Section 4.2 herein).

4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares then subject to such Award again shall be available for grant under the Plan and shall return to the Share Pool.

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an appropriate adjustment shall be made in the number and class of Shares which may be delivered under the Plan, in the number and class of Shares that may be issued to an Employee with respect to Awards in any given period, and in the number and class of and/or price of Shares subject to any then unexercised and outstanding Awards, as determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be a whole number.

4.4 Rights as a Shareholder. No person shall have any rights as a shareholder with respect to Shares subject to an Option Award until the date the Company receives full payment of the Option price, including any sum due for withholding pursuant to Section 6.6. A person who has Restricted Shares shall have the rights of an owner of Shares, except to the extent those rights are expressly limited by then applicable restrictions on transfer contained in this Plan and the Restricted Stock Award Agreement. No person shall have any rights as a shareholder with respect to a Performance Share Award until such date that the Participant may receive the Shares covered by the Performance Share Award.

Article 5. Eligibility and Participation. Directors and Employees shall be eligible to be Participants in this Plan.

Article 6. Stock Options.

6.1 Grant of Options.

(a) Options may be granted to an Employee at any time and from time to time as shall be determined by and in the sole discretion of the Committee, subject to the provisions of Section 4.1.

(b) Options with respect to ten thousand (10,000) Shares shall be granted to each Director who is not employed by the Company on the date of his or her initial election to the Board, subject to the following terms and conditions:

(i) the Option Price described in Section 6.3 shall be the Fair Market Value of the Shares on the date of grant;

(ii) the Options shall be exercisable in accordance with Section 6.4 until the tenth (10th) anniversary of the date of grant;

(iii) any restriction on the right to exercise the Options in accordance with Section 6.5(a) shall lapse on the first anniversary of the date of the Option Award;

(iv) for the purposes of this Plan, death shall be treated as death while employed under Section 6.8(a)(i); Disability or Retirement from the Board shall be subject to the provisions of Sections 6.8(b) and (c); failure to be reelected shall be an involuntary termination subject to the terms of Section 6.8(d)(i); and resignation or failure to stand for reelection shall be deemed to be a voluntary termination subject to the terms of Section 6.8(e); and

(v) the limited right of transferability shall be granted in accordance with Section 6.7.

Except as above modified or interpreted, the provisions of this Article 6 shall apply to Directors in the same manner it applies to others.

6.2 Option Award Agreement. Each Option shall be granted pursuant to a written Option Award Agreement, signed by the appropriate member of the Committee or its designee, and specifying the terms and conditions applicable to the Options granted including: the Option Price; the period during which the Option may be exercised; the number of Shares to which the Option pertains; the conditions under which the Option is exercisable; and such other provisions as the Committee may from time to time determine. The Option Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Option Price. The Option Price for each Share subject to purchase shall be determined by the Committee and stated in the Option Award Agreement but in no event shall be less than the Fair Market Value of the Shares on the date of grant of the Award.

6.4 Duration of Options. Each Option shall be exercisable for such period as the Committee shall determine at the time of grant. No Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5 Exercise of Options.

(a) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. The Committee may provide, by rule or regulation or in any Option Award Agreement, that the exercisability of an Option may be accelerated or extended under various circumstances to a date not later than the latest expiration date permitted in accordance with Section 6.4.

(b) Each Option shall be exercisable only by delivery to the Committee in care of the Secretary of the Company of a written notice of exercise in such form as the Committee may require. A notice of exercise shall: specify the number of shares to be purchased, shall be signed by the Participant or holder of the Option and shall be dated the date the signature is affixed.

6.6 Payment. Except as hereinafter provided, a written notice of exercise shall be accompanied by full payment for the Shares to be purchased. Subject to the provisions of Article 12, payment shall include any income or employment taxes required to be withheld by the Company from the employee’s compensation with respect to the Shares so purchased.

(a) The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that any Shares so tendered which have been acquired from the Company shall have been held by the Participant for at least six (6) months prior to such tender), in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iii) by a combination of (i) and (ii).

(b) The Committee also may allow cashless exercises as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(c) As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased.

6.7 Restrictions on Transferability. Except to the extent permitted under this Section 6.7, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, the right to purchase Shares subject to an Option Award may be transferred, in whole or in part, by a Participant during a Participant’s lifetime, to a Participant’s spouse, child or grandchild, or to the trustee of a testamentary or other grantor trust established primarily for the benefit of a Participant’s spouse, child or grandchild; provided that:

(a) A transfer shall only be effective upon receipt by the Secretary of the Company, on behalf of the Committee, of written notice of transfer in such form as the Committee may require;

(b) A notice of transfer shall: (i) identify the name, address and relationship of the transferee to the Participant; (ii) identify the Option Award which is the subject of the transfer, the number of Shares transferred and the consideration paid, if any, for the transfer; (iii) in the case of a transfer to a trustee, include evidence satisfactory to the Committee that under the terms of the trust the transfer is for the exclusive benefit of a Participant’s spouse, child or grandchild; and (iv) include a copy of the authorized signature of each person who will have the right to exercise the option to purchase and all information relevant to the rights transferred; and

(c) A transferee may not transfer any rights. Upon the transferee’s death, all rights shall revert to the Participant.

The Committee may impose such additional restrictions on transferability as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Except as hereinafter provided, Options granted under the Plan may not be exercised by any person, including a transferee of any rights under an Option Award, unless the Participant is then in the employ of the Company and unless the Participant has remained continuously so employed since the date of grant of the Option. Subject to the duration set forth in Section 6.4, Options shall be exercisable as follows unless otherwise provided by the Committee:

(a) in the case of a Participant’s death:

(i) while employed by the Company, by the Beneficiary or representative during a period of three (3) years following the date of the Participant’s death; and in such a case may be exercised even before expiration of the six (6)-month or longer period established in accordance with Section 6.5(a); or

(ii) after his Retirement, but before the third anniversary of his Retirement, by the Beneficiary or representative on or before the third anniversary of his Retirement;

(b) in the case of the Participant’s Disability, by the Participant or by the Participant’s appointed representative during a period of three (3) years following the date of the Participant’s last day worked;

(c) in the case of the Participant’s Retirement, by the Participant during a period of three (3) years following the date of the Participant’s last day worked;

(d) in the case of a Participant’s involuntary termination of employment:

(i) for reasons other than Cause, by the Participant during a period of three (3) years following the date of the Participant’s last day worked; or

(ii) for Cause, by the Participant on or before his last day worked whether or not the Committee has made its final determination that there is Cause for termination as of that last day worked; and

(e) in the case of a Participant’s voluntary termination of employment, his last day worked.

Article 7. Restricted Stock.

7.1 Restricted Stock Awards. Restricted Stock Awards may be made at any time while the Plan is in effect. Such Awards may be made to any Director or Employee whether or not prior Restricted Stock Awards have been made to said person.

7.2 Notice. The Committee shall promptly provide each Participant with written notice setting forth the number of Shares covered by the Restricted Stock Award and such other terms and conditions relevant thereto, including the purchase price, if any, to be paid for the Shares by the recipient of the Award, as may be considered appropriate by the Committee.

7.3 Restrictions on Transfer. The purpose of these restrictions is to provide an incentive to each Participant to continue to provide services to the Company and to perform his or her assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its stockholders. The Shares awarded pursuant to the Plan shall be subject to the following restrictions:

(a) Stock certificates evidencing shares shall be issued in the sole name of the Participant (but may be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

“The shares of common stock evidenced by this certificate are subject to the terms and restrictions of the AK Steel Holding Corporation Stock Incentive Plan. These shares are subject to forfeiture or cancellation under the terms of said Plan. These shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Secretary of the Company upon request.”

(b) No Restricted Stock may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Section 7.4.

7.4 Lapse of Restrictions. The restrictions set forth in Section 7.3 will lapse only if, on the date restrictions are to lapse in accordance with this Section 7.4, the Participant has been continuously employed by the Company or has been a Director from the time of the Restricted Stock Award to such date of lapse. If the lapse schedule would result in the lapse of restrictions in a fractional share interest, the number of shares will be rounded down to the next lowest number of full shares for each of the first two lapse dates, with the balance to relate to the final lapse date. Unless otherwise provided by the Board:

(a) with respect to a Restricted Stock Award to an Employee, the restrictions set forth in Section 7.3 shall lapse with respect to twenty-five percent (25%) of the Shares subject thereto on the second anniversary of the date of the Award; and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each of the third, fourth and fifth anniversaries of the date of the Award; and

(b) with respect to a Restricted Stock Award to a Director, the restrictions set forth in Section 7.3 shall lapse upon completion of the full tenure for which the Director was elected to serve on the Board.

7.5 Vesting and Forfeiture. Upon the lapse of the restrictions set forth in Section 7.3 with respect to Shares covered by a Restricted Stock Award, ownership of the Shares with respect to which the restrictions have lapsed shall vest in the holder of the Award. In the event of termination of an Employee’s employment, or in the event a Director fails to complete his or her full tenure on the Board, all Shares then still subject to the restrictions described in Section 7.3 shall be forfeited by the Participant and returned to the Company for cancellation, except as follows:

(a) Restrictions with respect to Shares covered by an outstanding Restricted Stock Award held by a Director shall lapse upon the date of his or her mandatory retirement from the Board by reason of age. In the case of an Employee’s retirement, the Committee may in its sole discretion elect to waive all or any portion of the restrictions remaining in respect of a Restricted Stock Award held by that employee. Any outstanding restrictions shall lapse in case of death or Disability of the holder of a Restricted Stock Award. Evidence of Disability will be entitlement to disability income benefits under the Federal Social Security Act; and

(b) The Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Award (to the extent not waived pursuant to paragraph (a) above). This authority may be exercised for any or all Participants; provided that the waiver in any particular case shall not bind the Committee in any other similar case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or to refuse to act in this regard. Any such action taken on behalf of a Director shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

7.6 Rights as Shareholder. Upon issuance of the stock certificates evidencing the Restricted Stock Award and subject to the restrictions set forth in Section 7.3 hereof, the Participant shall have all the rights of a shareholder of the Company with respect to the Shares of Restricted Stock represented by that Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.7 Awards to Directors. Except as otherwise determined by majority vote of the Board with respect to any calendar year, fifty percent (50%) of each Director’s annual retainer fee for services on the Board shall be paid in the form of a Restricted Stock Award, and each Director may elect, according to procedures established by the Committee, to have more than fifty percent (50%) of his annual retainer fee, and/or all or a portion of any other fees to be earned in the calendar year for his services on the Board, paid to him by means of Restricted Stock Awards. Such Restricted Stock Awards shall be made at such intervals during the calendar year as the Company determines to be administratively feasible, but not less frequently than quarterly, according to procedures established by the Company and approved by the Committee.

Article 8. Performance Shares

8.1 Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant and the terms and conditions thereof.

8.2 Value of Performance Shares. The Committee shall set performance goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Shares, the Committee shall establish an initial number of Shares for each Performance Share Award granted to each Participant for that Performance Period. Prior to each grant of Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant may receive a payment of Shares with respect to the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its subsidiaries or affiliates, of one or more certain performance criteria and objectives described in Section 8.8 herein. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant may receive a payout of the number of Shares for the Performance Shares awarded for such Performance Period.

8.3 Payment of Shares. After a Performance Period has ended, the holder of a Performance Share shall be entitled to payment of the applicable number of Shares with respect thereto as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to the number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent.

8.4 Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Share Award Agreement, at any time or from time to time, including but not limited to the performance goals.

8.5 Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in the applicable number of Shares. All such Shares shall be issued on the same date unless otherwise prescribed by the Committee. Unless the Committee provides otherwise, the value of any dividends with respect to such issued Shares that the Participant would have been entitled to during the applicable Performance Period had he held such Shares during such Performance Period shall also be paid to the Participant in whole Shares on said date.

8.6 Termination of Employment.

(a) Unless the Committee provides otherwise, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, each Performance Share Award held by the Participant shall be deemed earned on a prorated basis, and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

(b) If the employment of a Participant shall terminate for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited and no payment shall be made with respect thereto; provided however, the Committee may in its sole discretion waive such forfeiture and provide for a payment to the Participant with respect to outstanding Performance Shares, determined in such manner and payable at such time as the Committee deems appropriate under the circumstances. This authority of the Committee may be exercised for any or all Participants; provided that its action in any particular case shall not bind the Committee in any other case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or refuse to act in this regard.

8.7 Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.8 Performance Goals.

(a) For purposes of this Plan, including but not limited to Awards of Performance Shares under this Article 8, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the Participant’s receipt of Shares with respect to such Award. The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to an index or other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total shareholder return; earnings; earnings per share; net income; revenues; operating profit; income before taxes, depreciation and/or amortization; cash flow; expenses; market share; return on assets; return on capital employed; return on equity; assets; value of assets; Fair Market Value of Shares; regulatory compliance; safety standards; quality standards; cost reduction objectives; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; profit per ton shipped; or other financial, accounting or quantitative objectives established by the Committee.

(b) Performance criteria and objectives may include or exclude extraordinary or unusual charges or credits; pension or other employee benefit plan corridor charges or credits; losses from discontinued operations; restatements and accounting changes and other unplanned special charges such as restructuring expenses; acquisitions; acquisition expenses, including expenses related to impairment of goodwill or other intangible assets; stock offerings; stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a line of business, subsidiary or affiliate or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(c) In interpreting Plan provisions applicable to performance criteria and objectives and to Performance Share Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing performance criteria and objectives applicable to such Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Award shall be paid solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.8 established by the Committee not later than 90 days after the Performance Period applicable to the Performance Share Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

Article 9. Rights of Employees.

9.1 Employment. Nothing in the Plan shall: (a) interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time; (b) confer upon any Participant any right to continue in the employ of the Company or its subsidiaries; or (c) be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position at a particular rate of compensation or for any particular period of time.

9.2 Participation. Nothing in this Plan shall be construed to give any person any right to be granted any Award other than at the sole discretion of the Committee or as giving any person any rights whatsoever with respect to Shares except as specifically provided in the Plan. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10. Change of Control.

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited by the terms of this Article 10:

(a) any and all outstanding Options previously granted hereunder, if not then exercisable, shall become immediately exercisable and any restrictions on the transfer of Shares of Restricted Stock shall lapse and expire effective as of the date of the Change of Control;

(b) subject to Article 11 herein, the Committee shall have the authority to make any modifications to any Option Award and Performance Share Award determined by the Committee to be appropriate before the effective date of the Change of Control;

(c) except as otherwise provided in the Performance Share Award Agreement, any unearned Performance Share Award shall be deemed earned at the target amount assigned to each such Award, and a prorated payment based on the number of full months of the Performance Period with respect to each such Award that have elapsed as of the effective date of the Change of Control shall be made as soon as administratively feasible following the effective date of the Change of Control; and

(d) if the Shares are no longer traded over a national public securities exchange following a Change of Control:

(i) Participants holding Options shall have the right to require the Company to make a cash payment to them in exchange for their Options. Such cash payment shall be contingent upon the Participant’s surrendering the Option. The amount of the cash payment shall be determined by adding the total positive “spread” on all outstanding Options. For this purpose, the total “spread” shall equal the difference between: (1) the higher of (i) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (ii) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control; and (2) the Option Price applicable to each Share held under Option; and

(ii) Participants holding Shares of Restricted Stock and/or Shares received pursuant to (c) above with respect to Performance Share Awards shall have the right to require the Company to make a cash payment to them in exchange for such Shares. Such cash payment shall be contingent upon the Participant’s surrendering the Shares. The amount of the cash payment shall be not less than the higher of (1) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (2) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control.

Article 11. Amendment, Modification, and Termination.

11.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part; provided, that no amendment that (a) requires shareholder approval in order for this Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or (b) would modify the provisions of Section 3.1 or the first paragraph of Section 4.1 of this Plan, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

11.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. If consent is not given, the Award shall continue in force in accordance with its terms without modification.

Article 12. Withholding.

12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. Failure to cooperate with the Company in paying any such withholding shall cause the cancellation of the Shares subject to the taxable transaction without liability for such cancellation.

12.2 Share Withholding. With respect to withholding required upon the exercise of Options, the vesting of Shares under a Restricted Stock Award, or receipt of Shares pursuant to a Performance Share Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant. In addition to the foregoing requirements, an Insider may elect Share withholding only if such election is made in compliance with Section 16 of the Exchange Act.

Article 13. Indemnification. The Company shall indemnify and hold harmless each member of the Committee, or of the Board, against and from any loss, cost, liability or expense, including reasonable attorney’s fees and costs of suit, that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party defendant or in which the member may be involved as a defendant by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid in settlement thereof or paid in satisfaction of any judgment in any such action, suit, or proceeding against the member, provided that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it or agrees to any settlement of the claim. The foregoing right of indemnification shall be in addition to, and not exclusive of, any other rights of indemnification to which the member may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise. This right shall not extend to any action by a Director as a claimant of rights under the Plan, whether on the Director’s behalf or on behalf of a class of persons which would include the Director, unless filed in the form of a declaratory judgment seeking relief for the Company or the Plan.

Article 14. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15. Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issuance of Shares thereunder, the granting of a Restricted Stock Award, or the granting of Shares pursuant to a Performance Share Award, no Option that is the subject of such Award may be exercised in whole or in part and no certificates may be issued or reissued in respect of any Restricted Stock or Performance Share Award that is the subject of such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

Article 16. Deferral Elections. In accordance with an applicable deferral plan that may be established by the Company, the Committee may permit a Participant to elect to defer his or her receipt of Shares that would otherwise be due under the Plan to such Participant by virtue of the exercise of an Option, the lapse of restrictions with respect to Restricted Stock, or pursuant to a Performance Share Award. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, but not limited to: (a) the payment or crediting, with respect to deferred amounts credited in cash, of reasonable interest or other investment return determined with reference to any investment performance measurement selected by the Committee from time to time, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share units, and (c) the Participant’s rights with respect to the Options and/or Restricted Stock subject to such deferral election during the period between the Participant’s deferral election and the exercise of the Options or the lapse of restrictions with respect to the Restricted Stock.

Article 17. Legal Construction.

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included. Unless otherwise specifically provided in a final order by a court of competent jurisdiction, no such judicial determination shall deprive a Participant of the economic advantage, if any, of unexpired Options under any Option Award Agreement, of Shares of Restricted Stock then subject to restrictions under the terms of the Plan or the Restricted Stock Award Agreement, or of any Performance Share Awards. If any such judicial determination does or would have an adverse impact then the Company shall assure the Participant of the right to receive cash in an amount equal to the value of any Award under the Plan prior to the determination of its invalidity in the same manner as if such Award was lawful and the benefit granted thereunder could be enjoyed in accordance with the terms of the Award.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The obligations of the Company to issue or transfer Restricted Shares awarded pursuant to the Plan, Option Shares upon exercise of an Option, or Shares pursuant to a Performance Share Award, shall be subject to: compliance with all applicable governmental rules and regulations, and administrative action; the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and the condition that listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed shall have been satisfied.

17.5 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Annex B

AK STEEL CORPORATION

LONG-TERM PERFORMANCE PLAN

(as amended and restated as of March 17, 2005)

AK STEEL CORPORATION

LONG-TERM PERFORMANCE PLAN

(as amended and restated as of March 17, 2005)

Introduction

The name of this plan is the AK Steel Corporation Long-Term Performance Plan (the “Plan”). AK Steel Holding Corporation (the “Company”) originally adopted the Plan in 1995 to enhance the Company’s focus on its long-term performance and to reward certain employees for enhancing the profitability of the Company over extended periods of time. The Plan was last amended and restated as of January 16, 2003, and is hereby amended and restated as set forth in this document effective as of March 17, 2005, subject to the approval of the shareholders of AK Steel Holding Corporation.

The Plan is a payroll practice intended to motivate selected employees to meet certain performance goals. The Plan is not intended to be an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, administered and enforced to the extent possible in a manner consistent with that intent. Any obligations under the Plan shall be the joint and several obligations of AK Steel Holding Corporation, the Company, and each of their respective subsidiaries and affiliates. The Plan is designed to comply with the performance-based compensation provisions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Administration of the Plan.

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and related regulations, an “independent director” as defined in the rules and regulations of the New York Stock Exchange, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Human Resources Department of the Company shall maintain records of authorized participants for each period described in paragraph 4 below (the “Performance Period”).

2. Participation.

Executive officers of the Company who are selected by the Committee, and other management employees of the Company or its subsidiaries and affiliates who are selected by the Executive Management Committee ( the “EMC”), shall participate in the Plan (the “Plan Members”). The EMC shall consist of the Company’s Chief Executive Officer, President, Vice President—Human Resources, and such other individuals as may be designated from time to time by the Chief Executive Officer. Notwithstanding the foregoing, any covered employee, as defined in Section 162(m)(3) of the Code (“Covered Employee”), who is selected to participate in the Plan by the Committee shall be so designated in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

3. Performance Award Target.

Each Plan Member shall be assigned a Performance Award Target Percentage (“Target Percentage”) at the time he or she is selected for participation in this Plan. The Target Percentage of Plan Members who are executive officers shall be determined by the Committee. The Target Percentage of all other Plan Members shall be determined by the EMC. An executive officer’s Target Percentage may be changed at the discretion of the Committee or, in the case of Plan Members who are not executive officers, by the EMC; provided however, with respect to Covered Employees, any such assignment or change by the Committee shall be in writing, within the time period, and in accordance with the anti-discretion and other rules, prescribed by Section 162(m) of the Code and related regulations.

A Plan Member’s Target Percentage with respect to any Performance Period is the percentage of his or her annual base salary (as defined below) that may be awarded to him by the Company as additional compensation if the Company achieves the target level of performance with respect to certain performance goals established by the Committee and approved by the Board as set forth in paragraph 6 below. A Plan Member’s Target Percentage is multiplied by his or her annual base salary for the final year of the Performance Period for which the calculation of a Performance Award is made in order to arrive at a Performance Award Target Amount (“Target Amount”). A Plan Member’s annual base salary for this purpose shall be determined by multiplying his or her monthly rate of base salary for the last month of the relevant Performance Period by twelve.

Any amount awarded to a Plan Member under this Plan shall be referred to herein as a “Performance Award.” If a Plan Member is designated to participate in the Plan after the commencement of a Performance Period, his or her Performance Award, if any, will be prorated based on the period of participation in the Plan during such Performance Period.

4. Performance Periods.

Each Performance Period shall consist of a period of three consecutive calendar years, with the first such three-year period commencing on January 1, 2005 and ending on December 31, 2007; provided however, to effect the transition from the Plan as in effect prior to this amendment and restatement to the Plan as amended and restated herein, solely for purposes of this Plan, calendar year 2005 shall be a transitional one-year Performance Period, and calendar years 2005 and 2006 shall be a transitional two-year Performance Period. For purposes that may be relevant to other compensation and benefit plans of the Company, calendar year 2005, and calendar years 2005-2006, shall be considered the last year, and the last two years, respectively, of Performance Periods that began under the provisions of the Plan as in effect prior to this amendment and restatement.

5. Performance Award Payment Date.

The “Performance Award Payment Date” is the date on which any Performance Awards are paid to Plan Members, which date shall not be more than 120 days following the last day of each Performance Period. Before any Performance Award is paid to a Covered Employee, the Committee shall certify in writing that the criteria for receiving a Performance Award pursuant to the terms of this Plan have been satisfied.

6. Performance Award Determination.

For each Performance Period, the Committee shall assign, in writing, a “Threshold Performance Goal,” a “Target Performance Goal”, and a “Maximum Performance Goal” with respect to the Company’s earnings (without consideration of special, extraordinary and unusual items) before interest expense, provision for income taxes, depreciation and amortization (“EBITDA”), determined cumulatively for the calendar years within the Performance Period and in accordance with generally accepted accounting principles. If the Threshold Performance Goal is not achieved, no Performance Awards shall be made for that Performance Period. If the Target Performance Goal is achieved with respect to a Performance Period, then each Plan Member will receive a Performance Award equal to his or her Target Amount. If the Threshold Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to one half the Target Amount. If the Maximum Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to two times the Target Amount. If the performance level achieved with respect to a Performance Period is between the Threshold Performance Goal and the Target Performance Goal, or between the Target Performance Goal and the Maximum Performance Goal, the Plan Member’s applicable Performance Award shall be determined by linear interpolation. Such Threshold, Target and Maximum Performance Goals, shall be assigned and communicated in writing to Covered Employees within the time period, and in accordance with the anti-discretion and other rules, prescribed by Section 162(m) of the Code and related regulations.

The maximum Performance Award that may be paid to any Covered Employee with respect to any Performance Period shall be $5 million. The Committee may delegate the calculation of Performance Awards to the Company’s Chief Financial Officer, subject to the Committee’s supervision.

7. Form of Payment.

All Performance Awards with respect to a Performance Period will be paid in a single lump-sum payment in cash. The Company shall withhold such payroll or other taxes as it determines to be necessary or appropriate.

8. Occurrence of Events During Performance Period.

a. Termination of Employment.

If during a calendar year a Plan Member dies, becomes totally and permanently disabled, retires, or is involuntarily terminated for reasons other than Cause (as defined in paragraph 8b below), the Plan Member (or the Plan Member’s estate in the case of death) shall be entitled under this Plan to an amount equal to twice the amount paid or to be paid to the Plan Member on the Performance Award Payment Date occurring within that calendar year, less the amount of any Performance Award already paid to the Plan Member on such Performance Award Payment Date. Any amount payable under this paragraph 8a shall be paid on the next to occur of the Performance Award Payment Date falling within that calendar year or within 60 days following such Plan Member’s death or other termination of employment. Any such amount shall be paid in cash and in full satisfaction of any claims the Plan Member may have under this Plan.

b. Termination for Cause.

If a Plan Member is terminated for Cause, no Performance Award shall be paid under this Plan to such Plan Member. For purposes of this Plan, Cause shall mean: (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of assigned duties for the Company or any subsidiary or affiliate thereof; and/or (iv) breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof.

c. Voluntary Termination.

Subject to the provisions of paragraph 8a, a Plan Member who voluntarily terminates employment with the Company prior to any Performance Award Payment Date shall forfeit all rights hereunder to any payment that is or may be due on or after such Performance Award Payment Date.

d. Removal from the Plan.

An executive officer may be removed from further participation in this Plan by the Committee and any other Plan Member may be removed from further participation by the EMC, and such removal shall be effective as of the date determined by the Committee or the EMC. In such a case, the Plan Member may receive, in the sole discretion of the Committee or the EMC, a prorated Performance Award, if any, based on his or her period of participation during the Performance Period in which the removal occurs.

9. Source of Benefits.

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Nothing contained in this Plan shall give or be deemed to give any Plan Member or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Plan Member or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

10. Liability of Officers and Plan Members.

No current or former employee, officer, director or agent of AK Steel Corporation or of the Company shall be personally liable to any Plan Member or other person with respect to any benefit under this Plan or for any action taken by any such person in the administration or interpretation of this Plan.

11. Unsecured General Creditor.

The rights of a Plan Member (or his or her designated beneficiary in the event of death) under this Plan shall only be the rights of a general unsecured creditor of the Company, and the Plan Member (or the Plan Member’s designated beneficiary) shall not have any legal or equitable right, interest, or other claim in any property or assets of the Company by reason of the establishment of this Plan.

12. Arbitration.

Any dispute under this Plan shall be submitted to binding arbitration subject to the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Plan Member. If the Plan Member objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Plan Member, then the Company and the Plan Member shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Plan Member shall share equally the costs of arbitration. No Company agreement of indemnity, whether under its Articles of Incorporation, the bylaws or otherwise, and no insurance by the Company, shall apply to pay or reimburse any Plan Member’s costs of arbitration, including attorneys’ fees.

13. Amendment or Termination of Plan.

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. In such a case, unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Plan Member on or after the date of such action.

14. Miscellaneous.

a. Assignability.

Plan Members shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Plan Member’s, or any other person’s bankruptcy or insolvency.

b. Obligations to the Company.

If a Plan Member becomes entitled to payment of any amounts under this Plan, and if at such time the Plan Member has any outstanding debt, obligation, or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amounts otherwise payable under this Plan. Such determination shall be made by the Committee or the Board.

c. No Promise of Continued Employment.

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the

Company. Subject to the provisions of paragraph 8 hereof, the Company retains the right to change or terminate any condition of employment of any Plan Member without regard to any effect any such change has or may have on such person’s rights hereunder.

d. Captions.

The captions to the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

e. Pronouns.

Masculine pronouns and other words of masculine gender shall refer to both men and women.

f. Validity.

In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

g. Applicable Law.

This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

☐  Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Richard A. Abdoo	☐	☐	06 – Daniel J. Meyer	☐	☐

02 – Donald V. Fites	☐	☐	07 – Shirley D. Peterson	☐	☐

03 – Dr. Bonnie G. Hill	☐	☐	08 – Dr. James A. Thomson	☐	☐

04 – Robert H. Jenkins	☐	☐	09 – James L. Wainscott	☐	☐

05 – Lawrence A. Leser	☐	☐

B Plan Amendments

The Board of Directors recommends a vote FOR the proposals 2–3

	For	Against	Abstain
2. Approval of Amendments to and Restatement of the Stock Incentive Plan	☐	☐	☐
	For	Against	Abstain

3. Approval of Amendments to and Restatement of the Long-Term Performance Plan	☐	☐	☐

C Other Business

	For	Against	Abstain
4. To transact other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

D Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - AK Steel Holding Corporation

Annual Meeting of Stockholders

Proxy Solicited on behalf of the Board of Directors of the Company for the Annual Meeting May 17, 2005

The undersigned stockholder of AK Steel Holding Corporation (the “Company”) hereby appoints James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr., and each of them, as attorneys and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 17, 2005, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on March 25, 2005, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE NINE NOMINEES NAMED ON THE REVERSE SIDE.; “FOR” APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE STOCK INCENTIVE PLAN; AND “FOR” APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE LONG-TERM PERFORMANCE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES NAMED FOR ELECTION AS A DIRECTOR, A VOTE “FOR” APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE STOCK INCENTIVE PLAN, AND A VOTE “FOR” APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE LONG-TERM PERFORMANCE PLAN.

Please sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)